Exhibit 10.1


                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                      among

                        FRANKLIN STREET PROPERTIES CORP.
                    ESSEX LANE ASSOCIATES LIMITED PARTNERSHIP
                       FSP PARK SENECA LIMITED PARTNERSHIP
                       FSP SANTA CLARA LIMITED PARTNERSHIP
                     FSP PIEDMONT CENTER LIMITED PARTNERSHIP
                    ONE TECHNOLOGY DRIVE LIMITED PARTNERSHIP
                FSP NORTH ANDOVER OFFICE PARK LIMITED PARTNERSHIP
                    FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP
                      FSP BOLLMAN PLACE LIMITED PARTNERSHIP
                       FSP AUSTIN N.W. LIMITED PARTNERSHIP
                    FSP GATEWAY CROSSING LIMITED PARTNERSHIP
                       FSP LYBERTY WAY LIMITED PARTNERSHIP
                     FSP HILLVIEW CENTER LIMITED PARTNERSHIP
                  FSP SILVERSIDE PLANTATION LIMITED PARTNERSHIP
                 FSP TELECOM BUSINESS CENTER LIMITED PARTNERSHIP
                     FSP GAEL APARTMENTS LIMITED PARTNERSHIP
                  FSP MERRYWOOD APARTMENTS LIMITED PARTNERSHIP
                    FSP FOREST PARK IV NC LIMITED PARTNERSHIP
               FSP GOLDENTOP TECHNOLOGY CENTER LIMITED PARTNERSHIP
                        FSP PARK TEN LIMITED PARTNERSHIP
                           FSP PROPERTY MANAGEMENT LLC
                               FSP INVESTMENTS LLC
                       FSP MONTAGUE BUSINESS CENTER CORP.
                            FSP ADDISON CIRCLE CORP.
                              FSP ROYAL RIDGE CORP.
                           FSP COLLINS CROSSING CORP.

                                       and

                        OTHER BORROWERS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and

                    CITIZENS BANK OF MASSACHUSETTS ("Agent")

                       BANK OF AMERICA, N.A. ("Co-Agent")
                            CHEVY CHASE BANK, F.S.B.
                                       and
    Other Lenders, if any, which may become parties to this Agreement (with
                    Citizens, BOA and Chevy, the "Lenders")

                                 August 16, 2005


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                                TABLE OF CONTENTS

 1.       BACKGROUND..........................................................1
 1.1      Definitions.........................................................1
 1.2      Borrower............................................................2
 1.3      Use of Proceeds.....................................................2
 1.4      Facility............................................................2
 1.5      Borrower Agent......................................................2

 2.       AGREEMENT TO MAKE LOANS.............................................2
 2.1      Agreement to Make Revolving Loan....................................2
 2.2      Reserved............................................................3
 2.3      Purpose of Loan.....................................................3
 2.4      Requests for Advances...............................................3
 2.5      Interest Rate and Payment Terms.....................................4
 2.5.1    Borrower's Options..................................................5
 2.5.2    Selection To Be Made................................................5
 2.5.3    Notice..............................................................5
 2.5.4    If No Notice........................................................5
 2.5.5    Telephonic Notice...................................................6
 2.5.6    Limits On Options...................................................6
 2.5.7    Payment and Calculation of Interest.................................6
 2.5.8    Principal...........................................................6
 2.5.9    Prepayment..........................................................6
 2.5.10   Maturity............................................................7
 2.5.11   Method of Payment; Date of Credit...................................7
 2.5.12   Billings............................................................7
 2.5.13   Default Rate........................................................7
 2.5.14   Late Charges........................................................7
 2.5.15   Voluntary Prepayment of LIBOR Rate Loans............................7
 2.5.16   Voluntary Prepayment of LIBOR Rate Loans............................9
 2.6      Additional Provisions Related to Interest Rate Selection............9
 2.6.1    Increased Costs.....................................................9
 2.6.2    Increased Capital Costs............................................10
 2.6.3    Taxes..............................................................11
 2.6.4    LIBOR Rate Lending Unlawful........................................11
 2.6.5    Additional Libor Conditions........................................12
 2.6.6    Variable Rate Advances.............................................12
 2.7      The Loan Account...................................................12
 2.8      Establishment of Letter of Credits.................................13


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 2.9      Effect of Honor of L/C's...........................................14
 2.10     Additional Provisions Relating to L/C's............................14
 2.11     Overline Facility..................................................17

 3.       THE NOTES..........................................................17

 4.       FEES...............................................................18

 5.       JOINDER DOCUMENTS..................................................18

 6.       CONDITIONS TO CLOSING..............................................18
 6.1      Loan Documents.....................................................18
 6.2      Certified Copies of Organization Documents.........................18
 6.3      Resolutions........................................................18
 6.4      Incumbency Certificate; Authorized Signers.........................19
 6.5      Legal Opinions.....................................................19
 6.6      Operating Accounts.................................................19
 6.7      Performance; No Default............................................19
 6.8      Representations and Warranties.....................................19
 6.9      Proceedings and Documents..........................................19
 6.10     Waiver.............................................................19

 7.       CONDITIONS TO ALL BORROWINGS.......................................19
 7.1      Representations True; No Event of Default..........................20
 7.2      No Legal Impediment................................................20
 7.3      Governmental Regulation............................................20
 7.4      Proceedings and Documents..........................................20

 8.       REPRESENTATIONS, WARRANTIES AND COVENANTS..........................20
 8.1      Organization; Authority, Etc.......................................20
 8.2      Title to Asset.....................................................21
 8.3      Financial Statements...............................................21
 8.4      No Material Changes, Etc...........................................22
 8.5      Franchises, Patents, Copyrights, Etc...............................22
 8.6      Litigation.........................................................22
 8.7      No Materially Adverse Contracts, Etc...............................22
 8.8      Compliance With Other Instruments, Laws, Etc.......................22


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 8.9      Tax Status.........................................................23
 8.10     No Event of Default................................................23
 8.11     Setoff, Etc........................................................23
 8.12     Certain Transactions...............................................23
 8.13     Subsidiaries.......................................................23
 8.14     General Partners...................................................23
 8.15     ERISA Plan.........................................................23
 8.16     Solvency...........................................................23
 8.17     The Borrowing Base Properties......................................24
 8.18     No Broker or Finder................................................27
 8.19     General............................................................27
 8.20     Representations and Warranties with Respect to the Borrowing
              Base Properties................................................27

 9.       AFFIRMATIVE COVENANTS OF THE BORROWER..............................27
 9.1      Punctual Payment...................................................28
 9.2      Financial Statements, Certificates and Information.................28
 9.3      Insurance..........................................................29
 9.4      Liens and Other Charges............................................29
 9.5      Inspection of Borrowing Base Properties and Books..................29
 9.6      Compliance with Laws, Contracts, Licenses, and Permits.............30
 9.7      Use of Proceeds....................................................30
 9.8      Publicity..........................................................30
 9.9      Further Assurances.................................................30
 9.10     Notices............................................................30
 9.11     Other Affirmative Covenants........................................31
 9.12     Control of Borrower................................................31
 9.13     Wholly Owned Subsidiary............................................31
 9.14     Maintenance of Borrower's Properties...............................31
 9.15     Acquisitions, Dispositions and Syndication of Borrower's assets....32
 9.16     Syndication Event..................................................32
 9.17     Business Activities................................................32

 10.      NEGATIVE COVENANTS OF THE BORROWER.................................32


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 10.1     No Amendments, Terminations or Waivers.............................32
 10.2     Restrictions on Indebtedness.......................................32
 10.3     Restrictions on Liens, Etc.........................................33
 10.4     Restrictions on Loans and Investments..............................33
 10.5     Merger, Consolidation, Conversion, Business Operations, and
              Ownership and Disposition of Assets............................34
 10.6     Sale and Leaseback.................................................35
 10.7     Distributions......................................................35
 10.8     Financial Covenants................................................35
 10.9     Other Negative Covenants...........................................36

 11.      EVENTS OF DEFAULT AND REMEDIES.....................................36
 11.1     Events of Default..................................................37
 11.2     Termination of Advances and Acceleration...........................39
 11.3     Other Remedies.....................................................40
 11.4     Distribution of Proceeds...........................................40
 11.5     Power of Attorney..................................................41
 11.6     Waivers............................................................41

 12.      SETOFF.............................................................41

 13.      EXPENSES...........................................................42

 14.      INDEMNIFICATION....................................................42

 15.      LIABILITY OF THE LENDER............................................43

 16.      RIGHTS OF THIRD PARTIES............................................43

 17.      SURVIVAL OF COVENANTS, ETC.........................................44

 18.      THE AGENT AND THE LENDERS..........................................44
 18.1     Appointment of Agent...............................................44
 18.2     Administration of Loan by Agent....................................44
 18.3     Delegation of Duties...............................................45
 18.4     Exculpatory Provisions.............................................45
 18.5     Reliance by Agent..................................................45
 18.6     Notice of Default..................................................46
 18.7     Lenders' Credit Decisions..........................................46


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 18.8     Agent's Reimbursement and Indemnification..........................46
 18.9     Agent in its Individual Capacity...................................47
 18.10    Successor Agent....................................................47
 18.11    Duties in the Case of Enforcement..................................48
 18.12    Respecting Loans and Payments......................................48
 18.12.1  Procedures for Loans...............................................48
 18.12.2  Nature of Obligations of Lenders...................................49
 18.12.3  Payments to Agent..................................................49
 18.12.4  Distribution of Liquidation Proceeds...............................49
 18.12.5  Adjustments........................................................50
 18.12.6  Setoff.............................................................50
 18.12.7  Distribution by Agent..............................................51
 18.13    Delinquent Lender..................................................51
 18.14    Holders............................................................52
 18.15    Assignment and Participation.......................................52
 18.15.1  Conditions to Assignment by Lenders................................52
 18.15.2  Certain Representations and Warranties, Limitations, Covenants.....52
 18.15.3  Register...........................................................54
 18.15.4  New Notes..........................................................54
 18.15.5  Participations.....................................................54
 18.16    Disclosure.........................................................55
 18.17    Miscellaneous Assignment Provisions................................55
 18.18    Amendment, Waiver, Consent, etc....................................55
 18.19    Deemed Consent or Approval.........................................56

 19.      No Assignment by the Borrower......................................56

 20.      RELATIONSHIP.......................................................57

 21.      NOTICES............................................................57

 22.      GOVERNING LAW......................................................59

 23.      CONSENT TO JURISDICTION; WAIVERS...................................59

 24.      PREFERENCES........................................................59

 25.      RULES OF INTERPRETATION............................................60

 26.      HEADINGS...........................................................61

 27.      COUNTERPARTS.......................................................61

 28.      ENTIRE AGREEMENT, ETC..............................................61

 29.      TIME OF THE ESSENCE................................................61

 30.      SEVERABILITY.......................................................61


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                                    Exhibits
                                    --------

Exhibit A - Joinder Agreement

Exhibit E - Assignment and Acceptance

Exhibit F - Lenders' Commitment

Exhibit G - Note

Exhibit Borrowing Base Properties


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                                    SCHEDULES
                                    ---------

Schedule 1 - Definitions
Schedule 2 - List of Borrowers; General Partner of each Borrower
Schedule 3 - [Intentionally Deleted]
Schedule 4 - Loan Request
Schedule 5 - Subsidiaries


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      WHEREAS, FRANKLIN STREET PROPERTIES CORP., successor by merger to FRANKLIN
STREET PARTNERS LIMITED PARTNERSHIP ("FSP"), a corporation organized under the laws of the State of Maryland, together with certain wholly owned subsidiaries entered into a certain loan arrangement with CITIZENS BANK OF MASSACHUSETTS, a bank ("Lender") evidenced by, among other documents, instruments, and agreements, a certain Loan Agreement dated February 23, 1999 (as amended the "Initial Agreement"); and

      WHEREAS, the Initial Agreement was amended and restated by an Amended and Restated Loan Agreement dated August 18, 2003 (the "Restated Agreement");

      WHEREAS, the Restated Agreement established a $125,000,000.00 revolving credit facility (the "Loan") in favor of FSP and certain subsidiaries with Citizens Bank of Massachusetts, as agent for itself, Bank of America, N.A., successor by merger with Fleet National Bank and Chevy Chase Bank, F.S.B (collectively, the "Lenders"); and

      WHEREAS, the Lenders have agreed to the requests of Borrower (defined below) to further increase the Loan provided that, among other things, the Restated Agreement be further amended and restated;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lenders hereby agree that the Restated Agreement is hereby amended and restated as follows:

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

      This Second Amended and Restated Loan Agreement (the "Loan Agreement") is made as of the 16th day of August, 2005, by and among FRANKLIN STREET PROPERTIES CORP. ("FSP") with a principal place of business at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880-6210 and the additional entities which are Wholly Owned Subsidiaries which are listed on Part A of Schedule 2 attached hereto (which Schedule 2 may be amended from time to time) (collectively, the "Borrower") organized under the laws of the states noted therein, and CITIZENS BANK OF MASSACHUSETTS, with a principal place of business at 28 State Street, Boston, Massachusetts 02109, BANK OF AMERICA, N.A., CHEVY CHASE BANK, F.S.B., and the other lending institutions which may become parties to this Agreement pursuant to Section 18.15 hereof (the "Lenders") and CITIZENS BANK OF MASSACHUSETTS as agent for itself and such other lending institutions (the "Agent").

1. BACKGROUND

1.1 Definitions. This Agreement and other Loan Documents utilize various defined terms which shall have the meanings set forth in Schedule 1 attached to this Agreement or, if separately defined elsewhere herein or in any other Loan Documents, as set forth in such separate definitions. Unless otherwise specified


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in the Loan Documents, the definitions contained in this Agreement shall supercede any inconsistent definitions contained in the Note or any other Loan Document and, subject to Section 2.8, in the event of any inconsistencies between this Agreement, the Note or any other Loan Document, this Agreement shall control.

1.2 Borrower. Each entity comprising the Borrower is as described on Part A of
Schedule 2 organized under the laws of the states noted therein. As of the date hereof, the general partners of each Borrower entity listed on Schedule 2 is set forth on Schedule 2 attached hereto.

1.3 Use of Proceeds. Borrower has applied to Lenders to establish a revolving line of credit facility in the maximum amount of $150,000,000.00, the proceeds of which are to be used for general corporate purposes, including property acquisitions, renovations, expansions, tenant improvement costs and equity investments associated with institutional grade income-producing properties and to pay costs and expenses incidental to closing the Loan.

1.4 Facility. Subject to all of the terms, conditions and provisions of this Loan Agreement, and of the agreements and instruments referred to herein, each of the Lenders agree severally to establish the Loan up to a maximum aggregate principal amount equal to such Lender's Commitment and Borrower agrees to accept and repay proceeds outstanding under the Loan.

1.5 Borrower Agent. Each Borrower hereby appoints FSP as agent for the Borrower to execute, on behalf of the Borrower, documents, instruments and agreements in connection with the Loan, including, without limitation, documents, instruments and agreements required for the administration of the Loan, receiving Loan Advances and exercising interest rate selections and to receive all notices required to be given to the Borrower under the Loan Documents, and establishing, with Citizens Bank of Massachusetts, on the Borrower's behalf, the various deposit accounts required by this Agreement and the depositing therein and withdrawing therefrom by FSP of amounts from time to time in accordance with the terms and conditions of the Loan Documents. Each Borrower shall be jointly and severally obligated under the Loan and shall be bound by all actions taken by FSP in connection with the Loan. Any Loan received by FSP shall be deemed to have been received by each Borrower.

2. AGREEMENT TO MAKE LOANS.

2.1 Agreement to Make Revolving Loan. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties contained in this Agreement and the other Loan Documents, each of the Lenders agree to lend to the Borrower up to a maximum aggregate principal amount equal to such Lender's Commitment and the Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Termination Date such sums as are requested by Borrower up to a maximum aggregate principal amount at any one time


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equal to the Loan Amount; however, any Advances of proceeds of the Loan shall be made by the Lenders pro rata, in accordance with each Lender's Commitment Percentage. Each request for an Advance of the Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.ss.7 and 8 have been satisfied on the date of such request unless, and only to the extent that, any such representation and warranty relates specifically and only to an earlier date in time.

2.2 Reserved.

2.3 Purpose of Loan. The Loan shall be used by the Borrower for the following purpose: general corporate purposes of the Borrower, including property acquisitions, renovations, expansions, tenant improvement costs and equity or debt investments associated with institutional grade income-producing properties and to pay the costs and expenses incidental to closing the Loan.

2.4 Requests for Advances. (a) The Borrower shall give to the Agent written notice in the form of Schedule 4 hereto (or telephonic notice confirmed in writing in the form of Schedule 4 hereto) of each Advance requested hereunder (a "Loan Request") in accordance with the interest rate selection requirements set forth in Section 2.5.3. Each such Loan Request shall specify (i) the principal amount of the Advance requested, (ii) the intended use of the proceeds of such Advance; and (iii) the proposed Drawdown Date of such Advance. The Borrower agrees to accept the Advance requested from the Agent on the proposed Drawdown Date. Each Advance shall be a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000 in excess thereof.

      (b) In the event that the Borrower shall receive Advance(s) in excess of the Loan Amount (and, if applicable, exclusive of the Overline Facility) the Borrower shall immediately repay the Loan by an amount sufficient to reduce the outstanding principal balance to equal or less than the Loan Amount.

      (c) The Agent and the Lenders may rely on any request for an Advance or financial accommodation which the Agent and the Lenders, reasonably and in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested Advance or to provide any such financial accommodation pending the Agent and the Lenders' being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Agent and the Lenders.

      (d) A request by the Borrower for any Advance or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

            (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished the Lenders pursuant to this Agreement;


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                  (ii)  The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement;

                  (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request unless such representation relates specifically and only to an earlier date in time; and

                  (iv) No event has occurred nor failed to occur which occurrence or failure is, or with the passage of time or giving of notice (or both) would constitute an Event of Default (as described herein), whether or not the Agent and the Lenders has exercised any of its rights upon such occurrence or failure.

        (e) The Borrower shall immediately become indebted to the Lenders for the amount of each Advance when such Advance is made for or on behalf of the Borrower.

        (f)       (i)   The Borrower may request that the Issuing Lender issue
                        L/C's for the account of the Borrower subject to and in accordance with ss.ss.2.8, 2.9 and 2.10 of this Agreement and the other provisions of this clause (f).
                        Each such request shall be in such manner as may from time to time be acceptable to the Issuing Lender, in writing.

                  (ii) The Issuing Lender, shall issue any L/C so requested by the Borrower, provided that the aggregate Stated Amount, following the requested issuance thereof, would not (A) when aggregated with all outstanding L/C's exceed the L/C Limit, or (B) when aggregated with all outstanding L/C's and Advances exceed Availability, and provided that the L/C is in form satisfactory to the Issuing Lender.

                  (iii) The Borrower shall execute such documentation to apply for and support the issuance of a L/C as may be required by the Issuing Lender.

      (g) The Lenders, without the request of the Borrower, may make an Advance equal to the amount which the Borrower is obligated to pay to the Issuing Lender or for which the Borrower or the Issuing Lender becomes obligated on account of, or in respect to, any L/C. Such Advance shall be made and even if such Advance would result in Loan Amount being exceeded. Such action on the part of the Lenders shall not constitute a waiver of the Lenders' rights under Section 2.4(b) above.

      2.5 Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement and the Note. This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees. All payments for the account of Lenders


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shall be applied to the respective accounts of the Lenders in accordance with each Lender's Commitment Percentage of the Loan. The Agent will disburse such payments to the Lenders on the date of receipt thereof if received prior to 10:00 a.m. on such date and, if not, on the next Business Day. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Agent and to be allocated on a pro rata basis to the Note held by each Lender based upon such Lender's Commitment Percentage.

            2.5.1 Borrower's Options. Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Agreement:
      (i) Variable Rate or (ii) Adjusted Libor Rate.

            2.5.2 Selection To Be Made. Borrower shall select and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Agent a Notice of Rate Selection: (i) prior to the Loan, (ii) prior to the end of each Interest Period applicable to a Libor Advance, or (iii) on any Business Day on which Borrower desires to convert an outstanding Variable Rate Advance to a Libor Advance.

            2.5.3 Notice. A "Notice of Rate Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an authorized representative of Borrower which: (i) is irrevocable; (ii) is received by Agent not later than 10:00 o'clock A.M. Eastern Time: (a) if an Adjusted Libor Rate is selected, at least three
      (3) Business Days but not more than five (5) Business Days prior to the requested Drawdown Date or the end of the current Interest Period to which such selection is to apply or (b) if a Variable Rate is selected, on the first day of the Interest Period to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each Libor Advance; provided, however, that no portion of the outstanding principal amount of any LIBOR Advances may be converted to, or continued as, LIBOR Advances when any Event of Default has occurred and is continuing, and no portion of the outstanding principal amount of any LIBOR Advances may be converted to LIBOR Advances of a different duration if such LIBOR Advances relate to any Hedging Obligations. In the absence of delivery of a continuation/conversion notice with respect to any LIBOR Advances at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Rate Loan shall, on such last day, automatically convert to a loan that accrues interest by reference to the LIBOR Rate Loans for a thirty (30) day period.

            2.5.4 If No Notice. If Borrower fails to select an interest rate option in accordance with the foregoing prior to a Loan, or prior to three
      (3) Business Days prior to the last day of the applicable Interest Period of an outstanding Libor Advance, or if a Libor Advance is not available,


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      any new Loan made shall be deemed to be a Variable Rate Advance, and on the last day of the applicable Interest Period all outstanding principal amounts shall be deemed converted to a Variable Rate Advance.

            2.5.5 Telephonic Notice. Without any way limiting Borrower's obligation to confirm in writing any telephonic notice, Agent may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from Borrower prior to receipt of written confirmation. In each case Borrower hereby waives the right to dispute Agent's record of the terms of such telephonic Notice of Rate Selection in the absence of manifest error.

            2.5.6 Limits On Options. One Selection Per Month. Each Libor Advance shall be in a minimum amount of $1,000,000. At no time shall there be outstanding a total of more than five (5) Libor Advances combined at any time. If Borrower shall make more than one (1) interest rate selection in any thirty (30) day period, excluding conversions of outstanding advances made at the end of an applicable Interest Period of any previously outstanding Libor Advance, Agent may impose and Borrower shall pay a reasonable processing fee for each such additional selection. This limitation on interest rate selection shall not limit the number of Advances which may be requested by the Borrower in any thirty (30) day period.

            2.5.7 Payment and Calculation of Interest. All interest shall be:
      (a) Payable in arrears commencing September 1, 2005 and on the same day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and
      (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Agreement. Interest at the Adjusted Libor Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.

            2.5.8 Principal. The entire principal balance shall be due and payable in full at the Termination Date.

            2.5.9 Prepayment. The Loan or any portion thereof may be prepaid in full or in part at any time upon three (3) Business Days, prior written notice to Agent without premium or penalty with respect to Variable Rate Advances and, with respect to Libor Advances subject to a Make-Whole Provision and upon payment of a LIBOR Rate Loan Prepayment Fee. Any partial prepayment of principal shall first be applied to any installment of principal then due and then be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal when due.


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            2.5.10 Maturity. On the Maturity Date all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

            2.5.11 Method of Payment; Date of Credit. All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or set off and free and clear, and without any deduction or withholding for, any taxes or other payments (a) by direct charge to an account of Borrower maintained with Agent (or the then holder of the Loan), or (b) by wire transfer to Agent or (c) to such other bank or address as the Agent may designate in a written notice to Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to 10:00 o'clock A.M. Eastern Time; payments received after ten o'clock A.M. Eastern Time shall be credited to the Loan on the next Business Day, payments which are by check, which Agent may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Agent, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payer bank.

            2.5.12 Billings. Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Agent to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full Payment of all Borrower's payment obligations when due,

            2.5.13 Default Rate. Agent shall have the option of imposing, and Borrower shall pay upon billing therefor, an interest rate which is four percent (4%) per annum above the Variable Rate ("Default Rate"): (a) following any Event of Default, unless and until the Event of Default is cured or waived by Agent; and (b) after Maturity. Borrower's right to select pricing options shall cease upon the occurrence and during the continuance of an Event of Default.

            2.5.14 Late Charges. Borrower shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any payment of principal, other than principal due at Maturity, interest, or both, which is not paid within ten (10) days of the due date thereof. Late charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Agent and the Lenders for administrative and processing costs incident to late payments, (c) are not interest, and
      (d) shall not be subject to refund or rebate or credited against any other amount due.

            2.5.15 Voluntary Prepayment of LIBOR Rate Loans. LIBOR Advances maybe prepaid upon the terms and conditions set forth herein. For LIBOR Advances in connection with which the Borrower has or may incur Hedging

      Obligations, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts. The Borrower shall give the Agent, no later than 10:00 a.m., New York City time, at least three (3) Business Days notice of any proposed prepayment of any LIBOR Advances, specifying the proposed date of payment of such LIBOR Advances, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Advances shall be in an integral multiple of $100,000.00 and accompanied by the payment of all charges outstanding on such LIBOR Advances and of all accrued interest on the principal repaid to the date of payment. Borrower acknowledges that prepayment or acceleration of a LIBOR Advance during an Interest Period shall result in the Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Advances shall be accompanied by, and the Borrower hereby promises to pay, on each date a LIBOR Advance is prepaid or the date all sums payable hereunder become due and payable prior to their stated maturity, by acceleration or otherwise, in addition to all other sums then owing, an amount ("LIBOR Rate Loan Prepayment Fee") determined by the Agent pursuant to the following formula:

      (a) the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, subtracted from

      (b) the Adjusted Libor Rate applicable to the Libor Advance being prepaid.

      If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

      (c)   the amount of the Libor Advance being prepaid.

      The resulting amount shall be divided by:

      (d)   360

      and multiplied by:

      (e) the number of days remaining in the Interest Period as to which the prepayment is being made.

      Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining on the Interest Period for the Libor Advance being prepaid.

      The resulting amount of these calculations shall be the LIBOR Advance Prepayment Fee.

            2.5.16 Make Whole Provision. In addition to the LIBOR Rate Loan Prepayment Fee, the Borrower agrees to reimburse the Lenders (without duplication) for any increase in the cost to the Lenders, or reduction in the amount of any sum receivable by the Lenders, in respect, or as a result of:

            (a) any conversion or repayment or prepayment of the principal amount of any Libor Advances on a date other than the scheduled last day of the Interest Period applicable thereto, whether voluntary or otherwise;

            (b) any loans not being made as Libor Advances in accordance with the borrowing request thereof;

            (c) any Libor Advances not being continued as, or converted into, LIBOR Advances in accordance with the continuation/conversion notice thereof, or

            (d) any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of the Agent) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Advances on a date other than the scheduled last day of the Interest Period applicable thereto, whether voluntary or otherwise;

The Agent shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefore and the additional amount required fully to compensate the Agent for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Agent within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower understands, agrees and acknowledges the following: (i) the Agent does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Advance, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Prepayment Fee, and other funding losses incurred by the Lenders. Borrower further agrees to pay the LIBOR Rate Prepayment Fee and other funding losses, if any, whether or not the Lenders elect to purchase, sell and/or match funds.

      2.6 Additional Provisions Related to Interest Rate Selection.

            2.6.1 Increased Costs. If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lenders with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (a) shall subject the Lenders to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its LIBOR Advances or any other amounts due under this agreement in respect of its LIBOR Advances or its obligation to make LIBOR Advances (except for the introduction of, or change in the rate of, tax on the overall net income of the Lenders or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Lenders are organized or in which the Lenders' principal executive offices are located); or

            (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Lenders or shall impose on the Lenders or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make LIBOR Advances;

            and the result of any of the foregoing is to increase the cost to the Lenders of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by the Lenders under this Agreement with respect thereto, by an amount reasonably deemed by the Lenders to be material, then, within 15 days after written demand by the Agent (which demand shall specify in detail the reasons for same), the Borrower shall pay to the Lenders such additional amount or amounts as will compensate the Lenders for such increased cost or reduction.

            2.6.2 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender, or person controlling the Lender, and a Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's capital as a consequence of its commitments or the loans made by the Lender is reduced to a level below that which the Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon written notice from time to time by the Lender to the Borrower, the Borrower shall promptly pay directly to the Lender additional amounts sufficient to compensate the Lenders or such controlling person for such reduction in rate of return. A statement of the Lenders as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

            2.6.3 Taxes. All payments by the Borrower of principal of, and interest on, the LIBOR Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

            (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

      Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

            2.6.4 Libor Rate Lending Unlawful. If the Agent shall determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline, (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any Libor Advance as, or to convert any loan into, a Libor Advance of a certain duration, the obligations of the Bank to make, continue, maintain or convert into any such Libor Advances shall, upon such determination, forthwith be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and all Libor Advances of such type shall automatically convert into Variable Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

            2.6.5 Additional Libor Conditions. The selection by Borrower of an Adjusted Libor Rate and the maintenance of the Loan at such rate shall be subject to the following additional terms and conditions:

            (i) Substitute Rate. If the Agent shall have determined that

                  (a) US dollar deposits in the relevant amount and for the
            relevant Interest Period are not available to the Agent in the London interbank market;

                  (b) by reason of circumstances affecting the Agent in the
            London interbank, adequate means do not exist for ascertaining the Libor Rate applicable hereunder to Libor Advances of any duration, or

                  (c) Libor no longer adequately reflects the Lender's cost of funding loans,

      then, upon notice from the Agent to the Borrower, the obligations of the Lenders under Section 2.5 to make or continue any loans as, or to convert any loans into, Libor Advances of such duration shall forthwith be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist.

            2.6.6 Variable Rate Advances. Each Variable Rate Advance shall continue as a Variable Rate Advance until the Maturity Date of the Loan, unless sooner converted, in whole or in part, to a Libor Advance, subject to the limitations and conditions set forth in this Agreement.

      2.7 The Loan Account. (a) An account (the "Loan Account") shall be opened on the books of the Agent, in which Loan Account a record may be kept of all Advances made by the Lenders to the Borrower under or pursuant to this Agreement and of all payments thereon.

      (b) The Agent may also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Agent and/or the Lenders (including the Issuing Lender) on account of the Obligations and of all credits against such amounts so owed.

      (c) All credits against the Obligations shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Obligations which is charged back against the Lender for any reason or is not so paid shall be an Obligation and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

      (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable thirty (30) days after the invoice date. The Lenders, without the request of the Borrower, may make an Advance of any interest, fee, service charge, or other payment to which the Agent and/or the Lenders are entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lenders shall not constitute a waiver of the Lenders' rights under Section 2.4(b), above. Any amount which is added to the principal balance of the Loan Account as provided in this subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

      (e) Any statement rendered by the Agent to the Borrower concerning the Obligations shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Obligations shall be prima facie evidence of the items described therein.

            2.8 Establishment of Letter of Credits. (a) Upon the written request of the Borrower, the Issuing Lender agrees to cause the issuance of L/C's on behalf of a Borrower as provided herein. The Borrower may request issuance of L/C's in such manner as may from time to time be reasonably acceptable to the Issuing Lender. The Borrower shall execute and deliver to the Issuing Lender such further documents and instruments in connection with any L/C, as the Issuing Lender, in accordance with the Issuing Lender's then customary practices with respect to similar facilities, may reasonably request including, without limitation, the Issuing Lender's standard letter of credit agreements (the "L/C Agreement"). In the event of any inconsistency between the terms of the L/C

Agreement and this Agreement the terms and conditions of the L/C Agreement shall control. By the issuance of a L/C (or an amendment to the L/C increasing the Stated Amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, an undivided interest and participation in the L/C equal to such Lender's Commitment Percentage of the aggregate amount available to be drawn under the L/C. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this section in respect of the L/C is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of the L/C or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding anything to the contrary contained in this Section 2.8(a), however, unless the Lenders' expressly agree to the contrary, the Lenders shall have no obligation to accept or acquire, and shall not be deemed to have accepted or acquired, any interest or participation pursuant to this section in respect of any L/C (or any amendment increasing the Stated Amount of an L/C) if such L/C is issued (or such amendment is entered into) by the Issuing Lender after the Termination Date, or if the terms of the L/C or corresponding L/C Agreement (or any such amendment thereto) is administered or enforced in a manner inconsistent with any of the terms of this Agreement

      (b) No L/C shall have an expiry date which is later than thirty (30) days prior to the Maturity Date.

2.9 Effect of Honor of L/C's . The Borrower shall reimburse the Issuing Lender for the amount of any honored L/C. Any such honoring which is not so reimbursed on the Business Day when so honored shall constitute an Advance.

2.10. Additional Provisions Relating to L/C's. (a) The obligations of the Borrower with respect to L/C's shall be absolute and unconditional. The obligations of the Borrower with respect to L/C's shall rank pari passu with the obligations of the Borrower to repay all other Obligations. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any hereafter created or arising, whether by statute or rule of law or contract.

      (b)   The Borrower will

            (i) promptly examine the copy of any L/C (and any amendments thereof) sent to it by the Issuing Lender;

            (ii) promptly examine all instruments and documents delivered to it from time to time by the Issuing Lender; and

            (iii) within two (2) Business Days of receipt thereof, provide the
                  Issuing Lender with written notice of any irregularity or claim of non-compliance with the instructions of such person or entity.

The Borrower is conclusively deemed to have waived any such claim against the Issuing Lender and the Lenders and their correspondents unless such notice is so timely given.

      (c) None of the Issuing Lender, the Issuing Lender's correspondents or any advising, negotiating, or paying bank with respect to any L/C, shall be responsible in any way for:

            (i) performance by any beneficiary under any L/C or payee under any L/C of that beneficiary's or payee's obligations to the Borrower; or

            (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face are conforming.

      (d) The Issuing Lender may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the Person authorized under such L/C to draw or issue such drafts or other documents.

      (e) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes the Issuing Lender to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

      (f) The Issuing Lender shall have discharged its obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). The Issuing Lender does not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

      (g) The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any hereafter created or arising, whether by statute or rule of law or contract.

      (h) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuing Lender, and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

      (i) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against L/C's hereafter caused to be issued by the Issuing Lender or with respect to which the Issuing Lender has an obligation to lend to fund drawings thereunder; or

            (ii) impose on any Issuing Lender any other condition or requirements relating to any such L/C's;

and the result of any event referred to in clause (i) or (ii), above, shall be to increase the cost to the Issuing Lender of issuing or maintaining any L/C, then, upon demand by the Issuing Lender made within six (6) months of the occurrence of any event referred to in clause (i) or (ii) above, and delivery by the Issuing Lender to the Borrower of a certificate of an officer of the Lender describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Issuing Lender, and the basis for determining such increased costs and their allocation, the Borrower within five
(5) Business Days after receipt of such notice shall pay to the Issuing Lender, from time to time as specified by the Issuing Lender, such amounts as shall be sufficient to compensate the Issuing Lender for such increased cost. The Issuing Lender's determination of costs incurred under clause (i) or (ii) above, shall be conclusive and binding on the Borrower in the absence of manifest error.

      (j) The obligations of the Borrower under the within Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

            (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C or any other agreement or instrument relating thereto.

            (ii) Any amendment or waiver of, or consent to the departure from, all or any of the above.

            (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of the L/C.

            (iv) Any honoring of a drawing under any L/C, which drawing was nonconforming on account of minor nonsubstantive variances from the requirements of the subject L/C, and not the result of Issuing Bank's gross negligence.

2.11. Overline Facility. During the term of the Loan the Borrower may purchase a property whose purchase price exceeds the Availability. Upon written request by the Borrower, and subject to the requirements of this Agreement, the Agent shall have the right (but not the obligation) to lend up to an additional Fifty Million ($50,000,000.00) Dollars ("Overline Loan") to the Borrower as a temporary overline facility for a term to be mutually agreed to by the Borrower and the Lenders participating in the Overline Loan (the "Overline Facility"). Upon receipt of a written request from the Borrower for an Overline Loan, the Agent shall notify each Lender in writing and offer the Lenders the opportunity to share in the Overline Loan in an amount equal to such electing Lenders relative Commitment Percentage of the requested amount of the Overline Loan. Each Lender shall have up to thirty (30) Business Days to obtain any necessary internal approvals to commit to Advance under the Overline Loan. Failure to respond during such thirty (30) day period shall be deemed a rejection by such Lender of the opportunity to participate in the requested Advance under the Overline Facility. It is understood that the Lenders have not committed at this time to provide an Overline Loan and that no commitment shall exist until the electing Lenders obtain all necessary approvals and the Borrower complies with all reasonable conditions precedent established by the electing Lenders. The Overline Facility shall bear interest, result in Transaction Fees, and be repaid on the same terms as the Revolving Facility under the Loan Agreement and shall be evidenced by new notes substantially in the form of the Notes, and shall be deemed a Note hereunder, to be executed by the Borrower prior to the Advance under the Overline Facility, in the amount of the requested Overline Loan payable to the Lenders who have agreed to participate in such Overline Loan. The Overline Facility shall be repaid prior to the repayment of the Revolving Facility. The Lenders agree to the Overline Facility being made available by the other Lenders participating in the Overline Facility pursuant to the terms hereof.

3. THE NOTES. The obligation of the Borrower to pay the Loan Amount or, if less, the aggregate unpaid principal amount of all Advances made by the Lenders hereunder plus accrued interest thereon, shall be evidenced by Notes and payable in accordance therewith. In the event any of the Notes are lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute and deliver to the applicable Lender a new note substantially in the form of the Note and the applicable Lender shall execute and deliver to Borrower an affidavit and indemnification reasonably acceptable to Borrower with respect to such lost Note.

4. FEES. The Borrower agrees to pay to the Agent on behalf of the Lenders the following fees:

      (a) The Borrower shall pay to the Agent on behalf of the Lenders an annual transaction fee equal to the greater of: (i) Four Hundred Twenty Thousand ($420,000.00) Dollars or (ii) twenty-five (25) basis points of each Advance under the Revolving Facility and the Overline Facility during the applicable year (the "Transaction Fee"), such Transaction Fee to be paid at the time of each Advance made (including any Advance made on account of a draw under a L/C) under the Loan with an annual reconciliation of the amount due on each anniversary date of this Agreement.

      (b) At the time of the issuance of any L/C, the Borrower shall pay to the Agent on behalf of the Lenders an annual letter of credit fee equal to 1.25% of the Stated Amount of such L/C, or pro rated if the L/C is issued for a period of less than twelve (12) months (the "L/C Fee").

5. JOINDER DOCUMENTS. At the time of a Acquisition, such Wholly Owned Subsidiary, which has become a Wholly Owned Subsidiary in connection with such Acquisition, shall execute the Joinder Documents so as to become a Borrower under this Agreement and shall be added as a maker under the Note. From and after the date of the execution of such Joinder Documents, such entities shall be considered a "Borrower" and subject to all of the terms and conditions hereof.

6. CONDITIONS TO CLOSING. The obligation of the Lenders to make the initial Loan shall be subject to the satisfaction of the following conditions precedent on or before the Closing Date.

6.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto. Each of the Loan Documents shall be in full force and effect and shall be in form and substance satisfactory to the Lenders.

6.2 Certified Copies of Organization Documents. The Agent shall have received from the Borrower a certified copy of its Organization Documents as in effect on such date of certification, such Organizational Documents to be in form and substance reasonably satisfactory to the Lenders.

6.3 Resolutions. All action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Lenders. The Agent shall have received from each such Person true copies of the resolutions authorizing the transactions described herein, each certified as of a recent date to be true and complete.

6.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person each of the Loan Documents to which such Person is or is to become a party; and (b) to give notices and to take other action on its behalf under the Loan Documents.

6.5 Legal Opinions. The Lenders shall have received a favorable opinion or opinions in form and substance satisfactory to the Agent and the Agent's counsel, addressed to the Agent and the Lenders and dated as of the Closing Date, from counsel to the Borrower acceptable to the Agent, as to such matters as the Lender shall reasonably request, including, without limitation, the due execution and authorization of all Loan Documents and the enforceability of this Agreement and the Notes.

6.6 Operating Accounts. The Borrower shall have established and will maintain with the Agent and/or Co-Agent, Chevy or other Lenders operating accounts for those Borrowers owning properties which are part of the Borrowing Base Properties and are located within the Commonwealth of Massachusetts (collectively, the "Operating Accounts") The term Operating Accounts shall specifically exclude any trust accounts in the name of such Borrowers.

6.7 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it or there shall exist no Default or Event of Default.

6.8 Representations and Warranties. Without limiting the provisions set forth in Sections 6.1 and 8.12, the representations of warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower in connection therewith or after the date thereof shall have been true and correct in all respects when made and shall be true and correct in all respects on the Closing Date unless such representations and warranties relate specifically and only to an earlier date in time.

6.9 Proceedings and Documents. All proceedings accounts in the name of such Borrower entities in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's counsel may reasonably require.

6.10 Waiver. Any waiver by the Agent of any of the conditions precedent contained herein for the closing of the Loan shall not be deemed to be a waiver by the Agent of any other obligation of the Borrower hereunder.

7. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make the Loan or any Advance, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

7.1 Representations True; No Event of Default. Subject to Sections 6.1 and 8.20, each of the representations and warranties of the Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent on behalf of the Lenders shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

7.2 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Agent would make it illegal for the Lenders to make such Loan.

7.3 Governmental Regulation. With respect to any Libor Advance, the Lenders shall have received such statements in substance and form reasonably satisfactory to the Lenders as the Lenders shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

7.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent and its counsel, and the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower represents, warrants, and covenants to the Lenders as follows:

8.1   Organization; Authority, Etc.

      (a) Organization; Good Standing. Each of the entities comprising the Borrower is a limited partnership, limited liability company, or corporation, as the case may be, duly organized under the laws of its state of organization pursuant to each Person's respective Organizational Documents, and is, and will at all times be, validly existing and in good standing under the laws of such State. The Borrower is, and will at all times be, duly organized and is, and will at all times be, validly existing, in good standing, and qualified to do business in each jurisdiction where required except where failure to so qualify would not have a material adverse affect on the Borrowing Base Properties. Each of the entities comprising the Borrower has, and will at all times have, all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

      (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is or is to become a Person and the transactions contemplated hereby and thereby
            (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person,
            (iii) do not conflict with or result in any breach or contravention of any provision of any other agreement binding upon such Person or any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of the Organizational Documents of such Person, and (v) do not require the approval or consent of, or filing with creditors, trustees for creditors or shareholders of, or other holders, directly or indirectly, of interests in, such Person or the approval or consent or filing with any governmental agency or authority other than those approvals or consents already obtained.

      (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents, to which each Borrower is or is to become a Person will result in valid and legally binding obligations of such Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

8.2 Title to Asset. The Borrower owns all of the assets reflected in the financial statements of the Borrower as at the Balance Sheet Date or acquired since that date free from all encumbrances except for Permitted Liens (except property and assets sold or otherwise disposed of in the ordinary course of business since that date).

8.3 Financial Statements. There has been furnished to the Lender the Form 10-K Annual Report filed with the SEC in March 2005, which included audited financial statements for the year ended December 31, 2004 for all Borrowers; and as set forth in the May 4, 2005 Form 8-K filling with the SEC, Pro Forma basis financial statements as of and for the year ended December 31, 2004 for the Borrower and related entities reflecting the May 1, 2005 Merger. There has also been furnished to the Lender the Form 10-Q Quarterly Report filed with the SEC for the Borrowers, which included unaudited financial statements for the three months ending March 31, 2005 for all Borrowers. Such filings have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date(s) thereof and the results of operations for the fiscal year or period then ended. As of the date of this Agreement, there are no liabilities or contingent liabilities of the Borrower known to the officers, partners, or trustees of the Borrower which are not disclosed in said financial statements and the related notes thereto other than the Obligations, except for contingent liabilities associated with the disposition of properties in such amounts as would not reasonably be expected to have a material adverse effect on Borrower's financial condition.

8.4 No Material Changes, Etc. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower other than changes described in the Form 8-K dated as of May 4, 2005 or the Form 10-Q dated as of May 6, 2005, and changes in the ordinary course of business that have not had any material adverse effect either individually or in the aggregate on the business or financial condition of such Borrower.

8.5 Franchises, Patents, Copyrights, Etc. The Borrower possesses, and will at all times possess, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted or as it is intended to be conducted with respect to the Borrowing Base Properties, without known conflict with any rights of others.

8.6 Litigation. There are no actions, suits, proceedings or investigations of any kind pending or, to Borrower's knowledge, threatened against the Borrower before any court, tribunal or administrative agency or board or any mediator or arbitrator that, either in any case or in the aggregate, would reasonably be expected to materially and adversely affect the business, assets or financial condition of the Borrower taken as a whole, or result in any material liability not adequately covered by insurance, and for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which will materially and adversely affect the ability of the Borrower to use and occupy any of the properties comprising the Borrowing Base Properties or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

8.7 No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is reasonably expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Each Borrower is not, and will not be, a party to any contract or agreement that has or is expected to have any materially adverse effect on the business of such Person.

8.8 Compliance With Other Instruments, Laws, Etc. The Borrower is not, and will not at any time be, in violation of any provision of its Organizational Documents or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would be likely to materially and adversely affect the financial condition, properties or business of such Person.

8.9 Tax Status. Each of the entities comprising the Borrower (a) has made or filed, and will make or file in a timely fashion, all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid, and will pay when due, all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, (c) if a partnership, limited partnership, limited liability partnership, or limited liability company, has, and will maintain, partnership tax classification under the Code, and (d) has set aside, and will at all times set aside, on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the period to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers, partners or trustees of the Borrower know of no basis for any such claim. The Borrower has filed, and will continue to file, all of such tax returns, reports, and declarations either (i) separately from any parent or affiliate or (ii) if part of a consolidated filing, as a separate member of any such consolidated group.

8.10 No Event of Default. No Default or Event of Default has occurred and is continuing.

8.11 Setoff, Etc. The Lenders' rights with respect to the repayment of the Obligations are not subject to any setoff, claims, withholdings or other defenses.

8.12 Certain Transactions. None of (a) the officers, trustees, directors, general partners, managers, members, stockholders, beneficiaries, or employees of any Borrower or Subsidiary thereof or (b) to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such officer, trustee, director, general partner, manager, member, stockholder, beneficiary, or employee has a substantial interest or is an officer, director, trustee, manager or general partner, is presently a party to any transaction with the Borrower (other than for services as employees, officers, trustees, managers and directors).

8.13 Subsidiaries. As of the date hereof, the Borrower's Subsidiaries are as set forth on Schedule 5.

8.14 General Partners. As of the date hereof, except as set forth in Schedule 2, the Borrower has no other general partners.

8.15 ERISA Plan. The Borrower does not, and will not, maintain or contribute to an ERISA Plan.

8.16 Solvency. Borrower, on a consolidated basis, (a) is not insolvent nor will be rendered insolvent by the Indebtedness incurred in connection with the Loan,
(b) does not have unreasonably small capital with which to engage in its business, or (c) has not incurred Indebtedness beyond its ability to pay such Indebtedness as it matures. The Borrower, on a consolidated basis, has assets having a value in excess of amounts required to pay any Indebtedness.

8.17 The Borrowing Base Properties. The Borrower makes the following representations and warranties, to the best of its knowledge, with respect to each individual property included in the Borrowing Base Properties, as of the date hereof:

      (a) Availability of Utilities. (i) all utility services necessary and sufficient for the use and operation of each property comprising the Borrowing Base Properties are presently, and in the future for a material portion of the Borrowing Base Properties, will at all times be, available to the boundaries of each of the properties comprising the Borrowing Base Properties through dedicated public rights of way or through perpetual private easements; and (ii) the Owner has obtained all utility installations and connections required for the operation and servicing of each of the properties comprising the Borrowing Base Properties for its intended purposes.

      (b) Access. (i) the rights of way for all roads necessary for the utilization in all material respects of each of the properties comprising the Borrowing Base Properties for its intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority; (ii) All such roads have been completed and the right to use all such roads, or suitable substitute rights of way, have been obtained and in the future for a material portion of the Borrowing Base Properties, shall be maintained at all times; and
            (iii) all curb cuts, driveways and traffic signals required for the operation and use in all material respects of each of the properties comprising the Borrowing Base Properties are existing and in the future for a material portion of the Borrowing Base Properties shall be maintained at all times.

      (c) Condition of Borrowing Base Properties. Neither the Borrowing Base Properties nor any material part thereof is now damaged or injured as result of any material fire, explosion, accident, flood or other casualty or has been the subject of any Taking; no Taking is pending or contemplated.

      (d) Compliance with Requirements/Historic Status/Flood Area. The Borrowing Base Properties comply with, and in the future for a material portion of the Borrowing Base Properties, will at all times comply with all material Requirements. The Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to use, occupy and operate the properties comprising the Borrowing Base Properties, except for any failure which would not reasonably be expected to have a material adverse effect on

            Borrower's financial condition taken as a whole. Except as disclosed in the Environmental Report, Borrower has received no notice alleging any material non-compliance by any of the properties comprising the Borrowing Base Properties with any Requirements or indicating that any of the properties comprising the Borrowing Base Properties is located within any historic district or has, or may be, designated as any kind of historic or landmark site under applicable Requirements. None of the properties comprising the Borrowing Base Properties, except for Silverside Louisiana property is located in any special flood hazard area as defined under applicable Requirements, unless such property is adequately covered by insurance.

      (e)   Other Contracts.

            (i) The Borrower has not made, and will not make any, material contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto would reasonably be expected to give rise to a lien or encumbrance on any of the properties comprising the Borrowing Base Properties other than a Permitted Lien.

            (ii) The Borrower has not made, and will not make, any material contract or arrangement of any kind or type whatsoever, with any affiliate of the Borrower, except for management agreements with FSP Property Management LLC or agreements with a Syndication REIT (including without limitation agreements relating to Affiliate Dispositions) which shall be deemed approved by Lenders, unless such contract or arrangement is
                  (i) approved in writing in advance by the Agent, (ii) on the same terms as would be generally available to the Borrower in an arm's length contract or arrangement with a third party, and (iii) evidenced by a written agreement.

      (f) Violations. Except as disclosed in the Environmental Reports, the Borrower has received no notices of, or has any knowledge of, any violation of any applicable material Requirements with respect to any of the properties comprising the Borrowing Base Properties.

      (g) Environmental Matters. The Borrower has caused an investigation to be made of the past and present condition and usage of each individual property included in the Borrowing Base Properties and the operations conducted thereon and, based upon such diligent investigation, except as disclosed in the Environmental Report makes the following representations and warranties to the best of Borrower's knowledge:

            (i) With respect to the Borrowing Base Properties, neither the Borrower nor any operator of any of the properties comprising the Borrowing Base Properties or any operations thereon is in violation of any Environmental Law or any judgment, decree or order related thereto which violation would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower.

            (ii) The Borrower has not received notice from any third Person including, without limitation, any federal, state or local governmental authority, asserting (i) that it has been identified by the United States Environmental Protection Agency ("EPA) as a potentially responsible Person with respect to a site listed on the National Priorities List, 40 C.F.R.
                  Part 300 Appendix B (1986); (ii) that any Hazardous Substances which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third Person has conducted or has ordered that the Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third Person's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

            (iii) With respect to the Borrowing Base Properties: (i) no portion of the Borrowing Base Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except for use incidental to the primary use of the Borrowing Base Properties which use has been materially in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Borrowing Base Properties except in material compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower or the operators of its properties, no Hazardous Substances have been generated or are being used on the Borrowing Base Properties except materially in accordance with applicable Environmental Laws; (iii) there has been no release, i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Borrowing Base Properties, which Release would have a material adverse effect on the value of the Borrowing Base Properties; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Borrowing Base Properties which, through soil or groundwater contamination, has come to be located on, and which has a material adverse effect on the value of the Borrowing Base Properties; and (v) any Hazardous Substances that have been generated by Borrower on any of the Borrowing Base Properties have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating materially in compliance with such permits and applicable Environmental Laws.

            (iv) Neither the Borrower nor any property comprising the Borrowing Base Properties is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby.

8.18 No Broker or Finder. Neither Borrower, nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable by Agent or the Lenders in connection with establishing of the Loan.

8.19 General. Each Borrower has disclosed any material fact or condition which is necessary to make the representations and warranties set forth herein or in any other Loan Document not materially misleading; provided that the Borrower shall have no obligation to update any representation and warranty made as of a specific date.

8.20 Representations, Warranties, Covenants and Agreements with Respect to the Borrowing Base Properties. The representations, warranties, covenants and agreements contained herein with respect to the Borrowing Base Properties, or any of the properties comprising the Borrowing Base Properties, shall be made as of the date hereof.

9. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding:

9.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Notes, this Agreement and such other Loan Documents.

9.2 Financial Statements, Certificates and Information. The Borrower will deliver, or cause to be delivered, to the Lenders:

      (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, on a consolidated basis the audited balance sheet (i.e. SEC Form 10-K) of the Borrower at the end of such year, and the related audited statement of income, statement of retained earnings, changes in capital, operating statements, and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another independent certified public accountant reasonably acceptable to the Lender, together with a written statement from the chief financial officer of the company stating that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under this Agreement, or, if such officer shall have obtained knowledge of any then existing Default or Event of Default he or she shall disclose in such statement any such Default or Event of Default. In the event that the Borrower has filed a Notification of Late Filing Form (SEC Form 12b-25) with the Securities and Exchange Commission, then the Borrower will not be in violation of this section as long as the Borrower provides the Agent with such required financial statement no later than three Business Days after such financial statements have been filed with the Securities and Exchange Commission;

      (b)   as soon as practicable, but in any event not later than forty-five
            (45) days after the end of each fiscal quarter of the Borrower, copies of the unaudited balance sheet (i.e. SEC Form 10Q) of the Borrower as at the end of such quarter, and the related unaudited statement of income, statement of retained earnings, changes in capital, and statement of cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer, partner or trustee of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments) and that, in making the examination necessary to said certification, such Person has obtained no knowledge of any Default or Event of Default under this Agreement. In the event that the Borrower has filed a Notification of Late Filing Form (Form 12b-25) with the Securities and Exchange Commission, then the Borrower will not be in violation of this section as long as the Borrower provides the Agent with such required financial statement no later than three business days after such financial statements have been filed with the Securities and Exchange Commission;

      (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of the Borrower which are not reflected in such financial statements or referred to in the notes thereto, and annual budget and cash flow forecasts for the Borrower and Borrowing Base Properties all in reasonable detail and certified by the principal financial or accounting officer of FSP;

      (d) simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a covenant compliance certificate signed by the principal financial or accounting officer of FSP and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.10.8;

      (e) Simultaneously with the filing thereof a copy of the Borrower's tax return together with all schedules thereof; and

      (f) from time to time such other financial data and information (including accountants' management letters) as the Lender may reasonably request.

9.3 Insurance. (a) Upon request, the Borrower will provide evidence of insurance with respect to each of the properties comprising the Borrowing Base Properties.

      (b) The Borrower will provide the Agent with certificates evidencing such insurance upon the request of the Agent.

9.4 Liens and Other Charges. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property or any of the properties comprising the Borrowing Base Properties; provided that the Borrower shall be able to have Permitted Liens.

9.5 Inspection of Borrowing Base Properties and Books. Subject to the cost limitation set forth in Section 13 below, (a) The Borrower shall permit the Agent and the Lenders at the Borrower's expense, to visit and inspect any of the properties comprising the Borrowing Base Properties and will cooperate with the Agent and the Lenders during such inspections provided that this provision shall not be deemed to impose on the Agent and the Lenders any obligation to undertake such inspections; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay the reasonable expenses associated with one (1) such investigation of the books of account of the Borrower during any twelve (12) month period commencing with the first anniversary of this Agreement. Any such inspections are to be conducted during normal business hours and prior to the occurrence and continuation of an Event of Default, Lenders shall provide Borrower with forty-eight (48) hours advance notice.

      (b) The Borrower shall permit the Agent and the Lenders at the Borrower's reasonable expense to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, partners, or trustees, all at such reasonable times and intervals as the Agent and Lenders may reasonably request.

9.6 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and, in the case of the Borrower, all Requirements, (b) the provisions of its Organizational Documents and all Loan Documents to which Borrower or Subsidiary are signatories, (c) all agreements and instruments by which it or any of its properties may be bound, including, all restrictions, covenants and easements affecting the Borrowing Base Properties, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.

9.7 Use of Proceeds. The Borrower will use the proceeds of the Loan solely for the purposes described herein. No portion of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, U and X thereof.

9.8 Publicity. The Borrower will permit the Lenders to obtain publicity in connection with the financing through press releases. The Borrower shall be provided with an opportunity to review and approve such publicity prior to publication.

9.9 Further Assurances. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Agent and the Lenders shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

9.10 Notices. The Borrower will promptly notify the Agent in writing of (i) the occurrence of any Default or Event of Default; (ii) the occurrence of any other event which is likely to have a materially adverse effect on any of the properties comprising the Borrowing Base Properties or the business or financial condition of the Borrower; or (iii) the receipt by the Borrower of any notice of default or notice of termination with respect to any contract or agreement relating to the ownership, operation, or use of any of the properties comprising the Borrowing Base Properties which is likely to have a materially adverse effect. Without limiting the foregoing, Borrower agrees to promptly notify Agent in writing of the occurrence of any event which is inconsistent with the environmental representations under ss.8.17(g), the litigation responsibilities in ss.8.6, or the solvency representation in ss.8.16.

9.11 Other Affirmative Covenants. The Borrower will:

      (a) Remain solvent and pay all of its Indebtedness from its assets as the same become due;

      (b) At all times hold itself out to the public as a legal entity, separate and distinct from any other Person, including any Subsidiary of the Borrower, or any parent or affiliate of the Borrower;

      (c) Maintain adequate capital for the normal obligations reasonably foreseeable for a business of its size and character and in light of its contemplated business operations; and

      (d)   Maintain the Operating Accounts with the Agent and the Co-Agent.

9.12 Control of Borrower. Borrower agrees that at least two of George J. Carter, Barbara J. Fournier, John Burke or Georgia Murray or a replacement officer (or director) which is approved by Lenders in its reasonable discretion, shall, at all times maintain control of the day to day operations of the Borrower; provided that it shall not be a Default or an Event of Default during the period of ninety (90) days during which replacement director(s) or officer(s), as the case may be, are being sought and approved. The parties acknowledge that Georgia Murray and John Burke are currently members of the board of directors of FSP, and as such, do not maintain control of the day to day operations of the Borrower as of the date hereof.

9.13 Wholly Owned Subsidiary. The Borrower shall provide Agent with written notice of the establishment of a Wholly Owned Subsidiary. The Borrower shall cause such Wholly Owned Subsidiary to execute the Joinder Documents and become a Borrower under this Agreement.

9.14 Maintenance of Borrower's Properties. Borrower will protect and maintain, or cause to be maintained, in a manner consistent with Borrower's current maintenance standards at all times, the buildings and structures now standing or hereafter erected on the Borrower's properties, and any additions and improvements thereto, and all personal property now or hereafter situated therein, and the utility services, the parking areas and access roads, and all building fixtures and equipment and articles of personal property now or hereafter acquired and used in connection with the operation of the Borrower's properties.

9.15 Acquisitions, Dispositions and Syndication of Borrower's Assets. Borrower shall provide Agent with written notice of all dispositions or acquisitions of individual properties by a Wholly Owned Subsidiary within fifteen (15) days prior to the disposition or acquisition. With respect to any acquisitions, the notice shall include a summary of the key business terms for such acquisition. With respect to any disposition (other than an Affiliate Disposition), the notice shall include a certification from the chief financial officer of FSP stating that such disposition shall not cause a violation of any covenant contained herein, including, without limitation, any breach of ss.10.8, both before and after such disposition, and that no Default or Event of Default exists hereunder. Borrower will provide Agent with a copy of the confidential offering memorandum and investment guide for each new investment entity which Borrower intends to syndicate within fifteen (15) days prior to the scheduled first Syndication Event for such offering. All acquired property shall be part of the Borrowing Base Properties and be subject to the terms hereof.

9.16 Syndication Event. The Borrower shall use any net proceeds (after payment of costs, fees and expenses) received by Borrower from a Syndication Event to repay, to the extent outstanding, the Loan. Such proceeds shall be remitted to the Agent within five (5) Business Days of receipt and may be reborrowed by the Borrower subject to the terms herein and any such repayment shall be made in accordance with and subject to the terms herein. In the event that a LIBOR Rate Loan Prepayment Fee would be due from the Borrower on account of any repayment required hereunder, as long as no Event of Default exists, upon request by the Borrower the Agent shall deposit such proceeds in an interest bearing account at the Agent and shall apply the proceeds in such account against the Obligations upon the next succeeding Interest Period termination. All proceeds in such account until applied against the Loan shall constitute security for the Obligations.

9.17 Business Activities. The Borrower shall limit its business activities to the ownership, construction, operation and maintenance of income producing properties and investment banking activities related thereto and all matters incidental or accessory thereto.

10. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lenders have any obligation to make any Advances:

10.1 No Amendments, Terminations or Waivers. The Borrower will not, directly or indirectly, amend, or allow the amendment of, any of the Organizational Documents of the Borrower following the date of this Agreement in any material respect.

10.2 Restrictions on Indebtedness. The Borrower will not create, incur, assume, guaranty or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

      (a)   Indebtedness to the Lenders arising under any of the Loan Documents;
            and

      (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or
            (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services.

      (c) Indebtedness arising from use of the Overline Facility described in 2.11.

      (d) Indebtedness on acquired properties which was existing on such properties as of the date of the acquisition.

      (e) Indebtedness to third parties in the aggregate principal amount of $50,000,000 if Lenders do not provide the Overline Facility within thirty (30) Business Days of Borrower's request.

      (f) Contingent liabilities associated with the disposition of properties, provided that any such liabilities would not reasonably be expected to have a material adverse effect on Borrower's financial condition.

10.3 Restrictions on Liens, Etc. With the exception of Permitted Liens, the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any the Borrower's Base Properties, or upon the income or profits therefrom; (b) transfer any of the Borrower's Base Properties or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid would likely by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist liens in favor of the Lenders under the Loan Documents. Notwithstanding the foregoing, the Borrower may sell any of its real property, whether now owned or hereafter acquired, provided that prior to and after any such sale (i) the Borrower is in compliance with all of its covenants herein, including, without limitation, the financial covenants contained in ss.10.8, and (ii) No Default or Event of Default has occurred and is continuing hereunder.

10.4 Restrictions on Loans and Investments. The Borrower will not make or permit to exist or to remain outstanding any loan by the Borrower to any Person or any Investment except Investments in:

      (a) marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by the Borrower;

      (b) demand deposits and bankers L/Cs of United States banks having total assets in excess of $1,000,000,000;

      (c) certificates of deposit and time deposits of United States banks having total assets in excess of $1,000,000,000 that mature within one (1) year from the date of purchase by the Borrower;

      (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

      (e)   Subsidiaries;

      (f)   investments in Real Estate Assets

      (g)   mutual funds managed by Agent and Co-Agent;

      (h) mutual or closed-end funds substantially all of whose assets are comprised or securities of the types described in clauses (a) through (d) and (g) above;

      (i)   Investments in an aggregate amount not to exceed $2,500,000.00;

      (j) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business and prepaid expenses in the ordinary course of business;

      (k)   Investments in connection with Syndication Events and Acquisitions;
            and

      (l) Investments in land, development projects, and joint ventures which do not exceed ten (10%) percent of Consolidated Total Asset Value.

10.5 Merger, Consolidation, Conversion, Business Operations, and Ownership and Disposition of Assets.

      (a) The Borrower shall not own any assets other than investments permitted in 10.4 (a) - (l), income-producing properties, other assets incidental to the ownership or operation of such property, investment banking services and property management companies.

      (b) After the date of this Agreement, the Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition except in connection with (i) a Syndication Event, or (ii) a Acquisition.

      (c) The Borrower will not convert into any other type of entity that would adversely affect the Borrower's status as a REIT.

      (d) The Borrower will not engage in any business operations other than those necessary for the ownership, construction, management, or operation of income-producing property, Real Estate Assets, and investment banking services.

10.6 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

10.7 Distributions. Except for Distributions necessary to maintain the REIT status of the Borrower, after the occurrence and during the continuation of a Default or an Event of Default (unless and until cured within any applicable cure period), the Borrower will not make any Distributions. The Borrower will also not make any Distributions which would cause a Default or Event of Default

10.8 Financial Covenants. The Borrower covenants and agrees that, so long as the Loan is outstanding,

      (a) Loan to Value. The ratio ("Loan to Value Ratio") obtained by dividing the aggregate of (i) the outstanding principal balance of the Loan and (ii) the Stated Amount of all outstanding L/Cs by the Value of the Borrowing Base Properties, expressed as a percentage, shall not be greater than forty five percent (45%). This covenant shall be tested at the end of each fiscal quarter of the Borrower. In testing compliance with this covenant the Value of the Borrowing Base Properties attributed to any one property may not exceed 15% of the aggregate Value of the Borrowing Base Properties for all properties.

      (b) Ratio of Net Operating Income to Debt Service Charges. The Borrower will not permit the ratio of Net Operating Income to Debt Service Charges to be less than 2.5 to 1.0. This covenant shall be tested at the end of each fiscal quarter of the Borrower.

      (c) Consolidated Indebtedness. The Borrower will not permit Consolidated Indebtedness to exceed 38% of the aggregate of (i) the Value of the Borrowing Base Properties plus (ii) the book value of all tangible assets of the Borrower (other than real estate and after eliminating any duplication). This covenant shall be tested at the end of each fiscal quarter of the Borrower.

      (d) Unencumbered Liquidity. The Borrower shall maintain minimum unencumbered cash and other liquid investments in the form of the Investments described in Section 10.4 (a) through (d),(g) and (h), and in the form of Operating Accounts and trust accounts in an amount of not less than of $15,000,000. This covenant shall be tested at the end of each fiscal quarter of the Borrower.

      (e) Account Balances. The Borrower, any Wholly Owned Subsidiaries and affiliated companies, shall, at all times, maintain with the Agent minimum Operating Accounts checking account and savings account (exclusive of trust accounts) collected balances of $1,500,000.00. This covenant shall be tested at the end of each fiscal quarter of the Borrower.

      (f) Net Worth. The Borrower shall, at the end of each fiscal quarter, maintain a minimum Tangible Net Worth of $430,000,000 plus seventy-five (75%) percent of any net proceeds from future offerings of stock or mergers including from the May 1, 2005 merger. This covenant shall be tested at the end of each fiscal quarter of the Borrower.

      With the exception of the calculation in Section 10.8 ( c), for the purposes of calculating the financial covenants in this Section 10.8, any Borrowing Base Property that has any secured third party debt financing shall not be included in these financial calculations.

10.9 Other Negative Covenants. The Borrower will not:

      (a) Seek the dissolution or winding up, in whole or in part, of the Borrower or voluntarily file, or consent to the filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceedings; and

      (b) Commingle any of its accounts with accounts of any other Person, including, any Obligor, Subsidiary of the Borrower, or parent or affiliate of the Borrower.

11. EVENTS OF DEFAULT AND REMEDIES.

11.1 Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

      (a) any failure by the Borrower to pay, within five (5) days of the due date, any interest on or principal of or other sum payable under the Notes; or

      (b) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Agent or the Lenders under this Agreement and the continuance of such failure for a period of five (5) days after notice thereof from the Agent; or

      (c) with the exception of a Permitted Lien, title to the Borrowing Base Properties is or becomes reasonably unsatisfactory to the Lenders by reason of any lien, charge, encumbrance, title condition or exception and such matter causing title to be or become unsatisfactory is not cured to Lenders' reasonable satisfaction or removed within twenty (20) days after notice thereof from the Agent to the Borrower; or

      (d) the Borrowing Base Properties or any material part thereof is subject to a Taking; or

      (e) any failure by the Borrower to duly observe or perform any term, covenant, condition or agreement contained in ss.9.3, ss.9.13, ss.10.1, ss.10.2, ss.10.4, ss.10.8 or ss.10.9 hereof; or

      (f) any representation or warranty made or deemed to be made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

      (g) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower, other than as permitted under the terms of this Agreement; or

      (h) any suit or proceeding shall be filed against the Borrower or any of the properties comprising the Borrowing Base Properties which is reasonably likely to result in a judgment which would have a materially adverse affect on the ability of the Borrower to perform their respective material obligations under and by virtue of the Loan Documents; or

      (i) unless otherwise approved by Required Lenders in their reasonable discretion, at least two of George J. Carter, Barbara J. Fournier, John Burke or Georgia Murray or a replacement officer or director approved by the Lenders in their reasonable discretion, fails to retain control of the day to day management of the Borrower; provided that it shall not be a Default or an Event of Default for ninety (90) days while Borrower is seeking to replace such officer or director; or

      (j) any failure by the Borrower to pay at maturity, or within any applicable period of grace, any material obligation for borrowed money or credit received, including, without limitation, any Obligations, or in respect of any capitalized material lease, or any failure to observe or perform any material term, covenant or agreement contained in any material agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any capitalized lease, for such period of time as would permit (assuming the giving of appropriate notice and the lapse of applicable grace periods if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

      (k) Borrower shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against any such Person in any involuntary petition in bankruptcy under Title 11 of the United States Code, or any such Person shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or such Person shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of such Person, or of all or any substantial part of its respective property, or such Person shall make an assignment for the benefit of creditors, or such Person shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

      (l) an involuntary petition in bankruptcy under Title 11 of the United States Code shall be filed against the Borrower and such petition shall not be dismissed within sixty (60) days of the filing thereof; or

      (m) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property; or

      (n) any uninsured final judgment in excess of $2,000,000 shall be rendered against the Borrower and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive; or

      (o) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower which is a Person thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

      (p) any Borrower or any Subsidiary thereof shall be indicted for a federal or state crime, a punishment for which could include the forfeiture of any of its assets; or

      (q) any failure by the Borrower to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after notice thereof from the Agent; or

      (r) any failure by the Borrower to duly perform all of its obligations under any Hedging Obligations; or

      (s) any "Event of Default", as defined or otherwise set forth in any of the other Loan Documents, shall occur.

11.2 Termination of Advances and Acceleration. Upon the occurrence of any Default or Event of Default, Lenders and the Issuing Lender shall have the right to suspend the making of any Advances or issuance of any L/C hereunder. Further, if any one or more Events of Default shall occur and be continuing, the Agent may by notice to the Borrower declare the Lenders' obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and the Lenders shall be relieved of all obligations to make Advances to the Borrower, and/or declare all unpaid principal of and accrued interest on the Notes, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower and, to the extent Lenders hold in an account any unapplied proceeds from a Syndication Event, Agent or the Lenders may immediately apply such funds in satisfaction of any unpaid principal of and accruing interest on the Notes; provided that if any one or more of the Events of Default specified in ss.11.1 (k), ss.11.1 (l), or ss.11.1 (m), above, shall occur with respect to any Borrower, the Lenders' obligations to make Advances hereunder automatically shall so terminate and all unpaid principal of and accrued interest on the Notes, together with all other amounts owing under the Loan Documents, automatically shall become and be immediately so due and payable, without any declaration or other act on the part of the Agent or the Lenders.

11.3 Other Remedies. If any one or more of the Events of Default shall have occurred and continued beyond any applicable grace periods, and whether or not the Lenders shall have terminated its obligations to make Advances or accelerated the maturity of the Loan pursuant to ss.11.2, the Agent and the Lenders may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents, including, by foreclosure, exercise of set-off or pledge rights and/or by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Agent or the Lenders shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or the Lenders. No remedy conferred upon the Agent or the Lenders or the holder of the
Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

11.4 Distribution of Proceeds. In the event that, following the occurrence and during the continuance of any Default or Event of Default, the Agent receives any monies, such monies shall be distributed for application as follows:

      (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent and the Lenders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Agent and the Lenders, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent and the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent and the Lenders against any taxes or liens which by law shall have, or may have, priority over the rights of the Lenders to such monies;

      (b) Second, to all other Obligations in such order or preference as the Agent may determine; provided, however, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

      (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Agent and the Lenders of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-615 of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

      (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

11.5 Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Article, after the occurrence of an Event of Default and during the continuation thereof the Borrower hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

11.6 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law and to the extent not expressly required hereunder (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Agent's or Lenders' part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

12. SETOFF. After the occurrence and during the continuation of an Event of Default, Borrower agrees that Lenders may set off on account of the Obligations upon and against all Operating Accounts (excluding all non-Borrower accounts or trust accounts) deposits, credits and other property, now or hereafter in the possession, custody, safekeeping or control of Lenders or any entity related to or affiliated with Lenders or in transit to any of them. Regardless of the adequacy of any other collateral, if any, after the occurrence of an Event of Default continuing beyond any applicable grace periods, any such deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) credits and property may be applied to or set off, without notice or compliance with any other condition precedent (all of which is hereby waived) against the payment of the Obligations and any and all other Obligations in such manner and order as Lenders in its sole discretion may determine subject to ss.11.4.

13. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lenders (other than taxes based upon the Lenders' net income), including any taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Lenders with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and disbursements of the Agent incurred in connection with the preparation or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all reasonable appraisal fees, and surveyor fees subject to the terms of ss.9.5 hereof), (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs) and the reasonable fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Agent or the Lenders in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Obligor or the administration thereof after the occurrence and during the continuation of a Default or Event of Default and (ii) any litigation, proceeding or dispute arising hereunder or otherwise, in any way related to the Lenders' relationship with the Borrower, (f) all reasonable fees, expenses and disbursements of the Agent and the Lenders incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings in accordance with the terms hereof; and (g) all reasonable costs associated with annual inspections, or at any time after the occurrence and continuation of an Event of Default, all reasonable expenses incurred by Lenders for site visits for real property located outside of the Commonwealth of Massachusetts which expenses shall not exceed $10,000.00 per year. The covenants of this Section shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes.

14. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the properties comprising the Borrowing Base Properties whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances,
(e) any actual or alleged violation of any Requirements or Project Approvals,
(f) any action taken by Lender to enforce its rights and remedies under the Loan

Documents, including the rights and remedies set forth in ss.11 hereof, or (g) the Borrower entering into or performing this Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay within thirty (30) days the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

15. LIABILITY OF THE AGENT AND THE LENDERS. The liability of the Agent and the Lenders to the Borrower for any breach of the terms of this Agreement by the Agent and the Lenders shall not exceed a sum equal to the amount which the Lenders shall be determined to have failed to advance in consequence of a breach by the Lenders of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of the Notes for Advances which the Borrower is to receive hereunder, computed from the date when the Advance should have been made by the Lenders to the date when the Advance is, in fact, made by the Lenders, and, upon the making of any such payment by the Lenders to the Borrower, the same shall be treated as an Advance under this Agreement, in the same fashion as any other Advance under the terms of this Agreement. In no event shall the Lenders be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Agent or the Lenders, such damages and claims therefor being expressly WAIVED by the Borrower.

      Notwithstanding the foregoing, Borrower agrees that no action shall be commenced by Borrower for any claim of any kind against the Agent or the Lenders under or in connection with this Agreement unless written notice specifically setting forth the claim of Borrower shall have been given to the Agent within ninety (90) days after the occurrence of the event which Borrower alleges gives rise to such claims, and failure to give such notice shall constitute a WAIVER of any such claim.

16. RIGHTS OF THIRD PARTIES. All conditions to the performance of the obligations of the Lenders under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so.

17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto and thereto shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Advances, as herein contemplated, and shall continue in full force and effect either (i) so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Advances or (ii) for such longer period as may be expressly provided for herein or in any other Loan Document. All statements contained in any certificate or other paper delivered to the Agent or the Lenders at any time by or on behalf of any Person or any Subsidiary thereof pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person.

18. THE AGENT AND THE LENDERS

      18.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints Citizens Bank of Massachusetts as Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Article 18. The Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. Except as specifically provided herein, the provisions of this Article 18 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.

      18.2 Administration of Loan by Agent. The Agent shall be responsible for administering the Loan on a day-to-day basis. In the exercise of such administrative duties, the Agent shall use the same diligence and standard of care that is customarily used by the Agent with respect to similar loans held by the Agent solely for its own account.

      Each Lender delegates to the Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Loan:

            (i) to fund the Loan in accordance with the provisions of the Loan Documents, but only to the extent of immediately available funds provided to the Agent by the respective Lenders for such purpose;

            (ii) to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, the Borrower and, except for fees to which the Agent is entitled pursuant to the Loan Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;

            (iii) to keep and maintain complete and accurate files and records of all material matters pertaining to the Loan, and make such files and records available for inspection and copying by each Lender and its respective employees and agents during normal business hours upon reasonable prior notice to the Agent; and

            (iv) to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Loan and the rights and duties delegated hereinabove.

      18.3 Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through its agent or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      18.4 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrower or any of its officers or agents contained in this Agreement or the other Loan Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Agreement or the other Loan Documents; (iii) the state or condition of any properties of the Borrower or any other obligor hereunder constituting collateral for the Obligations of the Borrower hereunder, or any information contained in the books or records of the Borrower; (iv) the validity, enforceability, collectibility, effectiveness or genuineness of this Loan Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any collateral.

      18.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The

Agent shall be fully justified (as to the Lenders) in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or its shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action. The Agent shall in all cases be fully protected from the Lenders in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with any written request of the Required Lenders, and each such request of the Required Lenders, and any action taken or failure to act by the Agent pursuant thereto, shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Loan Documents or to applicable law.

      18.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has actual knowledge of the same or has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the Lenders. The Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lender unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as it shall deem advisable in the best interest of the Lenders, provided, however, that the Agent shall not accelerate the indebtedness under this Loan Agreement without the prior written consent of the Required Lenders.

      18.7 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrower and has made its own decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents. Each Lender expressly acknowledges that is has relied upon its own legal counsel in its consideration of its decision to enter into the Agreement and the other Loan Documents and will so rely in regard to the implementation of the transaction contemplated hereby and thereby and that it does not have any lawyer-client relationship with Agent's counsel or counsels or any other Lenders with respect thereto.

      18.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under this Agreement or the other Loan Documents, (ii) any other expenses incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

      18.9 Agent in its Individual Capacity. With respect to its Commitment as a Lender, and the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and any other Loan Document as any Lender and may exercise the same as thought it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

      18.10 Successor Agent. The Agent may resign at any time by giving thirty
(30) days' prior written notice to the Lenders and Borrower. The Required Lenders, for good cause, may remove Agent at any time by giving thirty (30) days' prior written notice to the Agent, the Borrower and the other Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appoint within thirty (30) days after the retiring Agent's giving notice of resignation or the Required Lenders' giving notice of removal, as the case may be, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Each such successor Agent shall be a financial institution which meets the requirements of an Eligible Assignee. Unless an Event of Default shall have occurred and be continuing, any successor Agent shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article 18 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

      18.11 Duties in the Case of Enforcement. In the case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents respecting the exercise of any legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Lenders. The Agent shall be fully protected as to the Lenders in so acting or refraining from acting upon the instruction of the Required Lenders, and such instruction shall be binding upon all the Lenders. The Required Lenders may direct the Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agree to indemnify and hold the Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any action taken. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Notes, other than through the Agent.

      18.12 Respecting Loans and Payments.

            18.12.1 Procedures for Loans. Agent shall give written notice to each Lender of each request for a conversion of an existing Loan from a Variable Rate Advance to a Libor Advance, by facsimile transmission, hand delivery or overnight courier, not later than 11:00 a.m. (Boston time) (i) two (2) Business Days prior to any Libor Advance or conversion to a Libor Advance, or (ii) one (1) Business Day prior to any Variable Rate Advance. Each such notice shall be accompanied by a written summary of the request for a Loan and shall specify (a) the date of the requested Loan, (b) the aggregate amount of the requested Loan, (c) each Lender's pro rata share of the requested Loan, and (d) the applicable interest rate selected by Borrower with respect to such Loan, or any portion thereof, together with the applicable Interest Period, if any, selected, or deemed selected, by Borrower. Each Lender shall, before 11:00 a.m. (Boston time) on the date set forth in any such request for a Loan, make available to Agent, at an account to be designated by Agent at Citizens Bank of Massachusetts in Boston, Massachusetts, in same day funds, each Lender's ratable portion of the requested Loan. After Agent's receipt of such funds and upon Agent's determination that the applicable conditions to making the requested Loan have been fulfilled, Agent shall make such funds available to Borrower as provided for in this Loan Agreement. Promptly after receipt by Agent of written request from any Lender, Agent shall deliver to the requesting Lender a copy of the Borrower's request for Loans and the accompanying certifications and such other instruments, documents, certifications and approvals delivered by or on behalf of Borrower to Agent in support of the requested Loan.

            18.12.2 Nature of Obligations of Lenders. The obligations of the Lenders hereunder are several and not joint. Failure of any Lender to fulfill its obligations hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.

            18.12.3 Payments to Agent. All payments of principal of and interest on the Loans or the Notes shall be made to the Agent by the Borrower or any other obligor or guarantor for the account of the Lenders in immediately available funds as provided in the Notes and this Agreement. The Agent agrees promptly to distribute to each Lender, on the same Business Day upon which each such payment is made if possible, such Lender's proportionate share of each such payment in immediately available funds, except as otherwise expressly provided herein. The Agent shall upon each distribution promptly notify Borrower of such distribution and each Lender of the amounts distributed to it applicable to principal of, and interest on, the proportionate share held by the applicable Lender. Each payment to the Agent under the first sentence of this Section 18.12.3 shall constitute a payment by the Borrower to each Lender in the amount of such Lender's proportionate share of such payment, and any such payment to the Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrower to the Agent without regard to whether or when the Agent makes distribution thereof as provided above. If any payment received by the Agent from the Borrower is insufficient to pay both all accrued interest and all principal then due and owing, the Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly.

            18.12.4 Distribution of Liquidation Proceeds. Subject to the terms and conditions hereof, the Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

      First: To the Agent, towards any fees and any expenses for which the Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Agent.

      Second: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Agent and not theretofore paid to such Lenders.

      Third: To all applicable Lenders based upon their respective Commitment Percentages until all Lenders have been paid in full any Individual Lender Litigation Expenses.

      Fourth: To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.

      Fifth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents.

      Sixth: To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

            18.12.5 Adjustments. If, after Agent has paid each Lender's proportionate share of any payment received or applied by Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Agent's request, promptly return its proportionate share of such payment or application to Agent, together with the Lender's proportionate share of any interest or other amount required to be paid by Agent with respect to such payment or application.

            18.12.6 Setoff. If any Lender (including the Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the obligations of the Borrower under this Agreement, such lender shall remit to the Agent all such sums received pursuant to the exercise of such right of setoff, and the Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Agreement.

            18.12.7 Distribution by Agent. If in the opinion of the Agent distribution of any amount received by it in such capacity hereunder or under the Notes or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such persons as shall be determined by such court.

      18.13 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under the Agreement, including without limitation its obligation to make available to Agent its pro rata share of any Loan, expenses or setoff (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agent, other Lenders, the Borrower or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of the outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of the outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of all the outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

      The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Agent or by any non-delinquent Lender, on account of an Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

      18.14 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      18.15 Assignment and Participation.

            18.15.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees (or one or more banks or other financial institutions while an Event of Default exists) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it), upon satisfaction of the following conditions:
      (a) each of the Agent and the Borrower shall have given its prior written consent to such assignment (provided that, in the case of the Borrower, such consent will not be unreasonably withheld and shall not be required if a Default or Event of Default shall have occurred and be continuing or if an assignment is to an Eligible Assignee), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) prior to the occurrence of an Event of Default and while same is continuing each assignment shall be in an amount that is at least Five Million Dollars ($5,000,000.00) and is a whole multiple of One Million Dollars ($1,000,000.00), (d) the parties of such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.15.3, be released from its obligations under this Agreement.

            18.15.2 Certain Representations and Warranties, Limitations, Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                  (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statement provided by the Borrower as required by the terms of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v) such assignee represents and warrants that it is an
            Eligible Assignee if required hereunder;

                  (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

                  (viii) such assignee represents and warrants that it is
            legally authorized to enter into such Assignment and Acceptance.

            18.15.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of Three Thousand Five Hundred Dollars ($3,500.00).

            18.15.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

            18.15.5 Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such Participation shall be in a minimum amount of Five Million Dollars ($5,000,000.00), (b) as long as no Event of Default exists each participant shall meet the requirements of an Eligible Assignee, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the

      Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      18.16 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      18.17 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 14 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall prior to the date on which any interest or fees are-payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 18.17 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C.ss.341). No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      18.18 Amendment, Waiver, Consent, Etc.. No term or provision of this Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders, unless the Agent is specifically allowed to give such consent, amendment or waiver pursuant to the terms hereof.

      Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Delinquent Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

                  (i) has the effect of (a) extending the final scheduled
            maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

                  (ii) amends, modifies or waives any provisions of this
            paragraph.

                  (iii) changes the percentage specified in the definition of
            Required Lenders,

                  (iv) except as otherwise provided in this Agreement, change the amount of any Lender's Commitment or Commitment Percentage, or

                  (v) releases or waives any of the indemnifications provided in the Loan Documents;

and provided, further, that without the consent of the Agent, no such action shall amend, modify or waive any provision of this Article 18.18 or any other provisions of any Loan Document which relates to the rights or obligations of the Agent.

      18.19 Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be in accordance with the terms of this Agreement, or if the Agent is required hereunder to seek or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct, the Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type a legend substantially to the following effect;

      "THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE, FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE AGENT AND RECITED ABOVE."

and if the foregoing legend is included by the Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Agent within ten (10) calendar days of such Lender's receipt of such notice.

19. NO ASSIGNMENT BY THE BORROWER . The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lenders.

20. RELATIONSHIP. The relationship between the Lenders and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

21. NOTICES. Except as otherwise provided herein or in any other Loan Document, each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier, by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or by facsimile transmission, and addressed as follows:

               If to the Agent:

               Citizens Bank of Massachusetts
               28 State Street
               Boston, Massachusetts 02109
               Attention:  Mr. Daniel R. Ouellette
                           Senior Vice President
               Facsimile: (617) 725-5695

               with a copy to:

               Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, Massachusetts 02110
               Attention: James H. Lerner, Esq.
               Facsimile: (617) 574-7607

               If to the Borrower:

               Franklin Street Properties Corp.
               401 Edgewater Place
               Suite 200
               Wakefield, Massachusetts 01880-6210
               Attention: George J. Carter
               Facsimile: (781) 246-2807

               with a copy to:

               Wilmer, Cutler, Pickering, Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Attention: Kenneth A. Hoxsie, Esq.
               Facsimile: (617) 526-5000

               If to the Lenders:

               Citizens Bank of Massachusetts
               28 State Street
               Boston, Massachusetts 02109
               Attention:  Mr. Daniel R. Ouellette
                           Senior Vice President
               Facsimile: (617) 725-5695

               Bank of America, N.A.
               One Federal Street
               Boston, Massachusetts 02110
               Attention: Mr. Lein H. Tung
                          Senior Vice President
               Facsimile: (617) 346-5025

               Chevy Chase Bank, F.S.B
               7501 Wisconsin Avenue - 12th Floor
               Bethesda, Maryland 20814
               Attention: Mr. Sadhvi K. Subramanian
                          Vice President
               Facsimile: (240) 497-7714

               with a copy to:

               Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, Massachusetts  02110
               Attention: James H. Lerner, Esq.
               Facsimile: (617) 574-7607

or to such other Lenders as provided in the Assignment and Acceptance.

Each Notice shall be effective upon being personally delivered, receipt of facsimile transmission or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. However, (i) the time period in which a response to such Notice must be given or any action taken with respect thereto (if any), and (ii) the commencement of a default period, to the extent notice is required hereunder, shall commence to run from the date of receipt if personally delivered, sent by facsimile transmission, or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days' prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

22. GOVERNING LAW. This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

23. CONSENT TO JURISDICTION; WAIVERS. THE BORROWER, AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO NONEXCLUSIVE PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE
(I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE BORROWER, AGENT AND THE LENDERS EACH AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER, AGENT AND THE LENDERS AT THE ADDRESSES SET FORTH IN ss.21 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE AGENT AND THE LENDERS FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER, AGENT AND THE LENDERS HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO NONEXCLUSIVE PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

24. PREFERENCES. Agent and Lenders shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of such obligations. To the extent Borrower makes a payment or payments to

Lenders for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, the obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lenders.

25. RULES OF INTERPRETATION. The following rules of interpretation shall govern:

      (a) A reference to any Loan Document, agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

      (b) A reference to any Exhibit hereto shall be deemed to specifically incorporate the terms and provisions of such Exhibit herein.

      (c) The singular includes the plural and the plural includes the singular.

      (d) A reference to any law includes any amendment or modification to such law.

      (e) A reference to any Person includes its permitted successors and permitted assigns.

      (f) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

      (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the Person seeking approval after full and fair disclosure to the Person giving approval of all material facts necessary in order to determine whether approval should be granted.

      (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

      (i) Use of the word "including" shall mean "including, without limitation" unless the context otherwise requires.

      (j) The term Borrower shall be deemed to include each Borrower individually and collectively and all definitions, representations, warranties, covenants, rights and remedies provided for herein apply to each entity individually and collectively except as the context otherwise provides. Further, any and all references to Obligations shall mean and refer to the joint Obligations of each entity to the Lender. Any and all Advances hereunder shall be advanced to one of the entities but shall represent an Obligation of all of the entities to the Lenders.

26. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

27. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

28. ENTIRE AGREEMENT. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.18.18.

29. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

30. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

           [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


WITNESS:                             FRANKLIN STREET PROPERTIES CORP.

/s/ Janet P. Notopoulos
-----------------------
                                     By: /s/ George J. Carter
                                         --------------------
                                     Name: George J. Carter
                                     Its: President


                                     ESSEX LANE ASSOCIATES LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP PARK SENECA LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP SANTA CLARA LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President

                                     FSP PIEDMONT CENTER LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     ONE TECHNOLOGY DRIVE LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP NORTH ANDOVER OFFICE PARK LIMITED
                                     PARTNERSHIP


                                     By: FSP Holdings LLC,
                                     its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President

                                     FSP BOLLMAN PLACE LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP AUSTIN N.W. LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President

                                     FSP GATEWAY CROSSING LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP LYBERTY WAY LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President

                                     FSP HILLVIEW CENTER LIMITED PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP SILVERSIDE PLANTATION LIMITED
                                     PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP TELECOM BUSINESS CENTER LIMITED
                                     PARTNERSHIP


                                     By: FSP Holdings LLC,
                                         its general partner


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President

                                     FSP GAEL APARTMENTS LIMITED PARTNERSHIP


                                     By: FSP Gael Apartments LLC


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP MERRYWOOD APARTMENTS LIMITED
                                     PARTNERSHIP


                                     By: FSP Merrywood Apartments LLC


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP FOREST PARK IV NC LIMITED PARTNERSHIP


                                     By: FSP Forest Park IV LLC


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP GOLDENTOP TECHNOLOGY CENTER LIMITED
                                     PARTNERSHIP


                                     By: FSP Goldentop Technology Center LLC


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President


                                     FSP PARK TEN LIMITED PARTNERSHIP


                                     By: FSP Park Ten LLC


                                         By: /s/ George J. Carter
                                             --------------------
                                         Name: George J. Carter
                                         Its: President

                                     FSP PROPERTY MANAGEMENT LLC


                                     By: /s/ George J. Carter
                                         --------------------
                                     Name: George J. Carter
                                     Its: Vice President


                                    FSP INVESTMENTS LLC


                                     By: /s/ George J. Carter
                                         --------------------
                                     Name: George J. Carter
                                     Its: President


                                     FSP MONTAGUE BUSINESS CENTER CORP.


                                     By: /s/ George J. Carter
                                         --------------------
                                     Name: George J. Carter
                                     Its: President


                                     FSP ADDISON CIRCLE CORP.


                                     By: /s/ George J. Carter
                                         --------------------
                                     Name: George J. Carter
                                     Its: President


                                     FSP ROYAL RIDGE CORP.


                                     By: /s/ George J. Carter
                                         --------------------
                                     Name: George J. Carter
                                     Its: President


                                     FSP COLLINS CROSSING CORP.


                                     By: /s/ George J. Carter
                                         --------------------
                                     Name:  George J. Carter
                                     Its: President

                                     CITIZENS BANK OF
                                     MASSACHUSETTS, Agent and Lender


                                     By: /s/ Daniel R. Ouellette
                                         -----------------------
                                     Name: Daniel R. Ouellette
                                     Title: Senior Vice President


                                     BANK OF AMERICA, N.A.
                                     "Lenders"


                                     By: /s/ Lein H. Tung
                                         ----------------------------
                                     Name: Lein H. Tung
                                     Title: Senior Vice President


                                     CHEVY CHASE BANK, F.S.B.
                                     "Lenders"


                                     By: /s/ Sadhvi K. Subramanian
                                         ----------------------------
                                     Name: Sadhvi K. Subramanian
                                     Title: Vice President

                                    Exhibit A

                                JOINDER AGREEMENT

                                                            ___________, _______

      Reference is made to the Second Amended and Restated Loan Agreement, dated as of August 16, 2005 (as amended on the date hereof and as from time to time further amended and in effect, the "Loan Agreement"), among Franklin Street Properties Corp. ("FSP"), those other Borrowers listed on Schedule 2 (as amended) of the Loan Agreement and each other Borrower (collectively, the "Borrower") which from time to time is a party to the Loan Agreement, and Citizens Bank of Massachusetts as agent (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

      In consideration of and as an inducement to the Lender continuing to provide financing under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________________ (the "Additional Borrower"), a Wholly Owned Subsidiary of FSP, hereby acknowledges and agrees to the terms and conditions of the Loan Agreement and the Note, joins in the agreements of the Borrower under the Loan Agreement and the Note and agrees that all Obligations of the Borrower under the Loan Agreement and the Note shall be the obligations, jointly and severally, of the Additional Borrower with the same force and effect as if the Additional Borrower was originally a Borrower under the Loan Agreement and an original signatory to the Loan Agreement and the Note. Furthermore, the Additional Borrower shall have all the liabilities and obligations of a maker under the Note.

      The Additional Borrower further agrees that its liability hereunder is direct and primary and may be enforced by the Lender before or after proceeding against any other Borrower.

      Unless waived by the Lender, at least five (5) Business Days prior to this Joinder Agreement becoming effective, the Additional Borrower shall have delivered to the Lender, with respect to such Additional Borrower's property(ies), current and historical financial statements reasonably requested by Lender with respect to the Additional Borrower. Such statements shall not be subject to Lender's approval or satisfaction.

      The undersigned hereby represents and warrants to the Lender that it has the complete right, power and authority to execute and deliver this Joinder Agreement and, to perform all of the obligations hereunder and the Obligations under the Loan Agreement and the Note. This Joinder Agreement shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

      Executed as a sealed instrument as of the __ day of __________, ______.


                                            ----------------------------------
                                            By:
                                                ------------------------------
                                            Its: General Partner

                                                  By:
                                                      -------------------------
                                                   Name:
                                                         ----------------------
                                                   Its:
                                                        -----------------------

Acknowledged and Agreed:

Franklin Street Properties Corp., as agent for each Borrower

By:                        (SEAL)
    ----------------------

                                   Schedule 1
                                   Definitions

      Acquisition. The acquisition (by merger, consolidation, direct purchase or otherwise) by FSP, or an affiliate, of preferred stock interests or other similar interests in an owner of real property established or sponsored by FSP, the Borrower, or an affiliate, in connection with such owner of real property becoming a Wholly Owned Subsidiary.

      Adjusted Libor Rate. The term "Adjusted Libor Rate" means a per annum rate equal at all times to the Libor Lending Rate plus one hundred twenty-five (125) basis points.

      Advance. Any disbursement, including a readvance of any amount previously repaid by the Borrower, of the proceeds of the Loan made or to be made by the Lenders pursuant to the terms of this Agreement.

      Affiliate Disposition. Any transaction whereby a Borrower, or an affiliate, transfers or sells property owned by it to a Syndication REIT, and such Syndication REIT transfers or sells shares of preferred stock or similar interests in such Syndication REIT to such Borrower or affiliate.

      Agent. Citizens acting as agent for the Lenders.

      Agreement. This Loan Agreement, including the Schedules and Exhibits hereto.

      Annual Fee. See ss.4.

      Asbestos-Containing Materials. Shall mean any and all hazardous, explosive, corrosive, flammable, carcinogenic, toxic, infectious or radioactive substances, pollutants, contaminants, wastes or materials listed or defined by any federal, state or local statutes, regulations or ordinances and specifically shall include petroleum oil and its fractions.

      Availability. The difference between (i) the Loan Amount, and (ii) the aggregate of (x) the aggregate Stated Amount under all outstanding L/Cs, and (y) the unpaid principal balance owed under the Revolving Facility.

      Balance Sheet Date. December 31, 2004 on a pro forma basis.

      Banking Day. The term "Banking Day" means any day other than a Saturday, Sunday, legal holiday, or a day on which banks are not required or authorized by law to close in the city in which Agent's principal office is situated.

      BOA. Bank of America, N.A.

      Borrower. As defined in the preamble hereto. All definitions, representations, warranties, covenants, rights and remedies provided for herein apply to each entity individually and collectively except as the context otherwise provides. Further, any and all references to Obligations shall mean and refer to the joint Obligations of each entity to the Lender. Any and all Advances hereunder shall be advanced to one of the entities but shall represent an Obligation of all of the entities to the Lenders.

      Borrowing Base Properties. Collectively, the properties listed on Exhibit Borrowing Base Properties and other properties as may be supplemented as provided in Section 9.15.

      Business Day.

(a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts;

(b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Advance, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and

(c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Advance, any day which is a London Banking Day.

      Chevy. Chevy Chase Bank, F.S.B.

      Citizens. Citizens Bank of Massachusetts.

      Closing Date. The first date on which the conditions set forth in ss.6 have been satisfied.

      Co-Agent. BOA.

      Code. The Internal Revenue Code of 1986 and the regulations thereunder, all as amended and in effect from time to time.

      Commitment. With respect to each Lender, the amount set forth on Exhibit F hereto as the amount of such Lender's commitment to make advances to the Borrower, as may be amended from time to time by the Agent as provided in
Section 18.

      Commitment Percentage. With respect to each Lender, the percentage set forth on Exhibit F hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, as may be amended from time to time by the Agent as provided in Section 18.

      Consolidated Indebtedness. After elimination of duplication, for the Borrower, all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect including all outstanding L/Cs; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all liabilities under capitalized leases; (d) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including the obligations to reimburse the issuer in respect of any letters of credit, and (e) all unsecured indebtedness.

      Consolidated Total Asset Value. The value of all properties owned by the Borrower or subsidiaries by utilizing a 9% capitalization rate based on the most recent quarter's Net Operating Income times 4 reduced by a $.50 capital expenditure reserve per square foot (for apartment communities, a reserve of $350 an apartment) plus the book value of all other tangible assets. In addition, in determining Consolidated Total Asset Value for the first 12 months after an acquisition, the Borrower may include such newly acquired property at either the cost basis value or the capitalization rate value. Further, in valuing development properties, and at Borrower's election, either a cost basis value or a capitalization rate (annualized as appropriate) value will be applied to such properties based on the most recent quarter's Net Operating Income times 4.

      Debt Service Charges. For any fiscal period of the Borrower, the sum of the expenses of the Borrower for such period for (x) Debt Service on the Loan, and (without duplication) any other principal and interest on Consolidated Indebtedness, and (y) fees payable based on the outstanding Loan balance and L/C fees for the reporting period under the Loan Documents, or in connection with any other Consolidated Indebtedness in each case determined in accordance with generally accepted accounting principles.

      Debt Service on the Loan. Shall mean the principal and interest payable on the outstanding Loan balance for the reporting period based upon the greater of:
(i) the actual interest rate in effect under the Loan for the test period plus principal payments based upon a twenty (20) year amortization schedule, or (ii) the greater of (I) the rate for the ten (10) year United States Treasury obligations in amounts approximating the principal balance of the Loan (including the Stated Amount of all outstanding L/Cs) during the test period plus one hundred eighty five (185) basis points, or (II) seven and one-half percent (7.5%) per annum, plus in the case of (I) and (II), principal payments based upon a twenty (20) year amortization schedule.

      Default. A condition or event which would, with either the giving of notice or lapse of time or both, constitute an Event of Default.

      Default Rate. See ss.2.5.

      Distribution. The (i) declaration or payment of any dividend, (ii) distribution of cash or other property, (iii) purchase, redemption, or other retirement (directly or indirectly), (iv) repayment of any loan to any Person directly or indirectly holding an interest in Borrower, or (iv) other distribution, in each case, of, on or in respect of any shares of any class of capital stock, partnership interests, or other beneficial or ownership interests of the Borrower.

      Drawdown Date. The date that an Advance is made hereunder.

      Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia. and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any Lender.

      Environmental Laws. Shall mean the portions of any and all federal, state and local statutes, regulations and ordinances pertaining to Hazardous Substances or Asbestos-Containing Materials or both.

      Environmental Report(s). The environmental site assessment reports and any supplemental reports, test and materials furnished to the Agent.

      ERISA Plan. Any employee benefit, employee pension, or multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

      Event of Default. See ss.11.

      FSP. As defined in the Preamble.

      Future Commitment as defined in Section 18.13.

      Generally accepted accounting principles or GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      Government Authority. The United States of America, the State in which any of the properties comprising the Borrowing Base Properties is located, the city or town in which the Land is located, and any political subdivision agency, authority, department, commission, board, bureau, or instrumentality of any of them.


      Hazardous Substances. Shall mean any and all hazardous, explosive, corrosive, flammable, carcinogenic, toxic, infectious or radioactive substances, pollutants, contaminants, wastes or materials listed or defined by any federal, state or local statutes, regulations or ordinances and specifically shall include petroleum oil and its fractions.

      Hedging Contracts means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Agent and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

      Hedging Obligations means, with respect to the Borrower, all liabilities of the Borrower to the Agent under Hedging Contracts.

      Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all liabilities under capitalized leases; (d) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including the obligations to reimburse the issuer in respect of any letters of credit, and (e) all unsecured indebtedness.

      Individual Lender Litigation Expenses: All costs and expenses (including reasonable attorneys' fees) incurred by any individual Lender in any litigation concerning the Loan in which such Lender has been named as a party defendant, but only to the extent such costs and expenses are reimbursable to such Lender by the Borrower under the Loan Documents.

      Initial Agreement. As defined in the preamble.

      Interest Period.

      relative to any Libor Advance

      (i) initially, the period beginning on (and including) the date on which such Libor Advance is made or continued as, or converted into, a Libor Advance pursuant to Section 2.5.3 and ending on (but excluding) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its notice pursuant to Section 2.5.3; and

      (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Libor Advance and ending one, two or three months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided, however, that

      (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) different dates;

      (b) Interest Periods commencing on the same date for Libor Advances comprising part of the same advance under this agreement shall be of the same duration;

      (c) Interest Periods for Libor Advances in connection with which Borrower has or may incur Hedging Obligations with the Agent shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

      (d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day; and

      (e) no Interest Period may end later than the Maturity Date of the Loan (as actually extended).

      Investment. All expenditures made and all liabilities incurred (continently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect to any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

      Issuing Lender. Citizens Bank of Massachusetts.

      Joinder Documents. The one or more joinder agreements to be executed by a Wholly Owned Subsidiary which is to become a Borrower after the Closing Date in the form attached hereto as Exhibit A.

      L/C. Any Letter of Credit, the issuance of which is procured by the Issuing Lender for the account of the Borrower and any letter of credit made on account of such letter of credit.

      L/C Agreement. See ss.2.6(a)

      L/C Fee. See ss.4

      L/C Limit. The aggregate maximum Stated Amounts of all L/C's issued by the Lender on behalf of the Borrower shall not exceed the lesser of (i) ten (10%) percent of the Loan Amount, or (ii) the Availability.

      Lenders as defined in the Preamble.

      Libor Advance. The term "Libor Advance" means any principal outstanding under this Agreement which pursuant to this Agreement bears interest at the Adjusted Libor Rate.

      LIBOR Rate means relative to any Interest Period for LIBOR Advances, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Advances for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period.

      Libor Rate Loan Prepayment Fee as defined in Section 2.5.15.

      LIBOR Lending Rate means, relative to any Libor Advance to be made, continued or maintained as, or converted into, a Libor Advance for any Interest Period, a rate per annum determined pursuant to the following formula:

      Libor Lending Rate = LIBOR Rate / (1.00 - LIBOR Reserve Percentage)

      LIBOR Reserve Percentage means, relative to any day of any Interest Period for LIBOR Advances, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

      Liquidation Proceeds. Amounts received by the Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents.

      Loan. The loan or any portion thereof which is the subject of this Agreement.

      Loan Amount. An amount equal to $150,000,000.

      Loan Documents. This Agreement, the Note, the Joinder Documentation and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan, all as the same may hereafter be amended with the prior written consent of Lender.

      Loan to Value Ratio. See ss.10.8(a)

      London Banking Day means a day on which dealings in US dollar deposits are transacted in the London interbank market.

      Make Whole Provision as defined in Section 2.5.16.

      Maturity Date. August 18, 2008 which date may be extended from time to time upon the mutual written agreement between the Agent and the Borrower.

      May 1, 2005 Merger. Means the acquisition by FSP of four REITs which was consummated on or about April 30, 2005.

      Net Income as defined in accordance with GAAP.

      Net Operating Income. Net Income plus interest expense and adjusted by adding back or deducting non-cash items as part of determining net income per GAAP (including depreciation and amortization, non-cash compensation expenses, straight line rent, gains on sale etc.). In addition, Net Operating Income will deduct the greater of (a) actual capital expenditures on the Borrowing Base Properties during the test period or (b) an annual capital expenditure of $.5 per square foot applied to commercial properties pool or $350 per unit for the apartment properties.

      Note(s). The Promissory Notes in the aggregate principal face amount of the Loan Amount dated as of the date hereof, made by the Borrower to the order of the Lenders, as such Promissory Notes may hereafter be extended, renewed, replaced, substituted, or modified with the prior written consent of Borrower and Lenders.

      Obligations. All indebtedness, obligations and liabilities (including Hedging Obligations) of the Borrower to the Agent and the Lenders (including the Issuing Lender), existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Note.

      Operating Accounts. Accounts established and maintained with the Agent or Co-Agent for those Borrowers owning properties which are (i) part of the Borrowing Base Properties and (ii) located within the Commonwealth of Massachusetts. The term Operating Accounts shall specifically exclude any trust accounts in the name of such Borrowers.

      Organizational Documents. For any corporation, partnership, trust, limited liability company, limited liability partnership, unincorporated association, business or other legal entity, the documents pursuant to which such entity has been established or organized, as such documents may hereafter be amended with the prior written consent of Agent which shall not be unreasonably withheld or delayed.

      Outstanding. With respect to the Advances or the Loan, the aggregate unpaid principal thereof as of any date of determination.

      Overline Amount. An amount equal to $50,000,000.00.

      Overline Facility. As defined in Section 2.11.

      Overline Loan. As defined in Section 2.11.

      Owner(s). The following entities which each hold fee title to one of the properties comprising the Borrowing Base Properties: Essex Lane Associates Limited Partnership, FSP Park Seneca Limited Partnership, FSP Santa Clara Limited Partnership, FSP Piedmont Center Limited Partnership, One Technology Drive Limited Partnership, FSP North Andover Office Park Limited Partnership, FSP Southfield Centre Limited Partnership, FSP Bollman Place Limited Partnership, FSP Austin N.W. Limited Partnership, FSP Gateway Crossing Limited Partnership, FSP Lyberty Way Limited Partnership, FSP Hillview Center Limited Partnership, FSP Silverside Plantation Limited Partnership, and FSP Telecom Business Center Limited Partnership, FSP Gael Apartments Limited Partnership, FSP Merrywood Apartments Limited Partnership, FSP Forest Park IV NC Limited Partnership, FSP Goldentop Technology Center Limited Partnership, FSP Park Ten Limited Partnership, FSP Montague Business Center Corp., FSP Addison Circle Corp., FSP Royal Ridge Corp., FSP Collins Crossing Corp., as may be supplemented as provided herein.

      Permitted Liens. Liens: (i) permitted by ss.9.4, (ii) for taxes unpaid and diligently contested in good faith by the Borrower unless payment is required prior to the contesting of any such taxes and provided no enforcement proceedings have been commenced with respect to any lien filed in connection with such dispute and adequate reserves have been established for such taxes,
(iii) for assessments, governmental charges, liens or claims for labor, materials or supplies which do not materially interfere with the use of the properties comprising the Borrowing Base Properties or the operation of the business of the Borrower and do not exceed in the aggregate at any one time $2,000,000.00, and (iv) liens on a property existing at the time of acquisition.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Present Value. The term "Present Value" means the value at the applicable maturity discounted to the date of pre-payment using the Treasury Rate.

      Prime Rate. The term "Prime Rate" means the per annum rate of interest so designated from time to time by Citizens as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting any of the properties comprising the Borrowing Base Properties, or otherwise necessary or desirable, for the ownership, acquisition, construction, equipping, use, occupancy and operation of any of the properties comprising the Borrowing Base Properties, whether obtained from a Governmental Authority or any other Person.

      Real Estate Assets. Means investments in non-consolidated REITs, Syndication REITs, assets held for syndication, mortgages on real estate and/or investments in other REITs.

      Register as defined in Section 18.15.3.

      Required Lenders. As of any date, the Lenders holding at least sixty percent (60%) of the outstanding principal amount of the Note on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least sixty percent (60%) of the Total Commitment; provided, however, as long as there are only two (2) Lenders, Required Lenders shall require that both Lenders concur on any decision requiring Required Lenders' consent.

      Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, construction, use, occupancy and operation of the properties comprising the Borrowing Base Properties.

      Restated Agreement. As defined in the preamble.

      Revolving Facility. Means the revolving facility contemplated hereunder in the amount of the Loan Amount.

      Stated Amount. The face amount of any L/C.

      Subsidiary. Any corporation, partnership, association, trust, or other business entity of which the Borrower shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the beneficial or ownership interests therein.

      Survey. An ALTA "as built" Survey.

      Syndication Event. The sale by the Borrower, or an affiliate, of shares of preferred stock or other similar interests in an owner of real property established by the Borrower, or an affiliate in connection with the syndication of such property by the Borrower. For purposes of clarity, the term "Syndication Event" does not include an Affiliate Disposition.

      Syndication REIT. Means REITs managed and controlled but not wholly owned by the Borrower.

      Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

      Tangible Net Worth. The excess of Total Assets over Total Liabilities, and less the sum of:

      (a) the total book value of all assets of the Borrower properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

      (b) all amounts representing any write-up in the book value of any assets of the Borrower resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

      (c) to the extent otherwise includable in the computation of Tangible Net Worth, any subscriptions receivable.

      Taxes as defined in Section 2.6.3.

      Termination Date. The earlier of: (i) the occurrence of an Event of Default and the continuation thereof beyond any applicable grace periods, (ii) the payment in full of all Obligations and the termination of the Borrower's rights to request Advances, or (iii) the Maturity Date.

      Total Assets. All assets of the Borrower determined in accordance with generally accepted accounting principles.

      Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

      Total Liabilities. All liabilities of the Borrower determined in accordance with generally accepted accounting principles and all Indebtedness, without duplication of the Borrower, whether or not so classified.

      Transaction Fee. See ss.4.

      Treasury Rate. The term "Treasury Rate, means, as of the date of any calculation or determination, the latest Published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Agent) the amount approximately comparable to the portion of the Loan to which the Treasury Rating applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

      Value of the Borrowing Base Properties. As of the relevant date of determination the aggregate value of all of the properties comprising the Borrowing Base Properties based upon the test quarter Net Operating Income multiplied by four (4) and divided by a 9% capitalization rate. For any acquisitions made during a quarter the Net Operating Income will be calculated by dividing Net Operating Income by the number of months such asset(s) is owned during such test quarter multiplied by 3 to approximate a full quarter.

      Variable Rate. The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate plus 0 basis points, with changes therein to be effective simultaneously with any change in the Prime Rate without notice or demand of any kind.

      Variable Rate Advance. The term "Variable Rate Advance" means any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Variable Rate.

      Wholly Owned Subsidiaries. Any Subsidiary which: FSP or its principals shall own directly or indirectly (through a Subsidiary or Subsidiaries) 100% of the outstanding voting interest and economic interest.

                                   Schedule 2

                List of Borrowers; General Partners of Borrowers

Part A

      Wholly Owned Subsidiaries

      Essex Lane Associates Limited Partnership (MA)

      FSP Park Seneca Limited Partnership (MA)

      FSP Santa Clara Limited Partnership (MA)

      FSP Piedmont Center Limited Partnership (MA)

      One Technology Drive Limited Partnership (MA)

      FSP North Andover Office Park Limited Partnership (MA)

      FSP Southfield Centre Limited Partnership (MA)

      FSP Bollman Place Limited Partnership (MA)

      FSP Austin N.W. Limited Partnership (MA)

      FSP Gateway Crossing Limited Partnership (MA)

      FSP Lyberty Way Limited Partnership (MA)

      FSP Hillview Center Limited Partnership (MA)

      FSP Silverside Plantation Limited Partnership (MA)

      FSP Telecom Business Center Limited Partnership (MA)

      FSP Gael Apartments Limited Partnership (TX)

      FSP Merrywood Apartments Limited Partnership (TX)

      FSP Forest Park IV NC Limited Partnership (NC)

      FSP Goldentop Technology Center Limited Partnership (CA)

      FSP Park Ten Limited Partnership (TX)

      FSP Property Management LLC (MA)

      FSP Investments LLC (MA)

      FSP Montague Business Center Corp. (DE)

      FSP Addison Circle Corp. (DE)

      FSP Royal Ridge Corp. (DE)

      FSP Collins Crossing Corp. (DE)

      General Partner of the Wholly Owned Subsidiaries Listed in Part A

      The sole general partner for the following Wholly Owned Subsidiaries is FSP Holdings LLC (DE):

      Essex Lane Associates Limited Partnership
      FSP Park Seneca Limited Partnership
      FSP Santa Clara Limited Partnership
      FSP Piedmont Center Limited Partnership
      One Technology Drive Limited Partnership
      FSP North Andover Office Park Limited Partnership
      FSP Southfield Centre Limited Partnership
      FSP Bollman Place Limited Partnership
      FSP Austin N.W. Limited Partnership
      FSP Gateway Crossing Limited Partnership
      FSP Lyberty Way Limited Partnership
      FSP Hillview Center Limited Partnership
      FSP Silverside Plantation Limited Partnership
      FSP Telecom Business Center Limited Partnership.

      The sole general partner for FSP Gael Apartments Limited Partnership is FSP Gael Apartments LLC (DE).

      The sole general partner for FSP Merrywood Apartments Limited Partnership is FSP Merrywood Apartments LLC (DE).

      The sole general partner for FSP Forest Park IV NC Limited Partnership is FSP Forest Park IV LLC (DE).

      The sole general partner for FSP Goldentop Technology Center Limited Partnership is FSP Goldentop Technology Center LLC (DE).

      The sole general partner for FSP Park Ten Limited Partnership is FSP Park Ten LLC (DE).

                                   Schedule 3

                             [Intentionally Deleted]

                                   Schedule 4

                              Advance/Loan Request


                                     [Date]

Citizens Bank of Massachusetts
28 State Street
Boston, Massachusetts 02109
        Attention: _______________
        Loan No. ________________

Dear Gentlemen:

      This letter is to request an Advance of the above-referenced loan in the amount of $________________ (the "Advance"). The Advance shall be transferred to Account No. _________________ with Citizens Bank of Massachusetts and received in said Account by _________, ______ at _________ a.m./p.m.

                                            Very truly yours,


                                            FRANKLIN STREET PROPERTIES CORP.


                                            By:
                                                ----------------------------
                                            Name:
                                            Its:

                                   Schedule 5

                                  Subsidiaries

FSP Holdings LLC
Essex Lane Associates Limited Partnership
FSP Park Seneca Limited Partnership
FSP Santa Clara Limited Partnership
FSP Piedmont Center Limited Partnership
One Technology Drive Limited Partnership
FSP North Andover Office Park Limited Partnership
FSP Southfield Centre Limited Partnership
FSP Bollman Place Limited Partnership
FSP Austin N.W. Limited Partnership
FSP Gateway Crossing Limited Partnership
FSP Lyberty Way Limited Partnership
FSP Hillview Center Limited Partnership
FSP Silverside Plantation Limited Partnership
FSP Telecom Business Center Limited Partnership
FSP Gael Apartments Limited Partnership
FSP Merrywood Apartments Limited Partnership
FSP Forest Park IV NC Limited Partnership
FSP Goldentop Technology Center Limited Partnership
FSP Park Ten Limited Partnership
FSP Property Management LLC
FSP Investments LLC
FSP Montague Business Center Corp.
FSP Addison Circle Corp.
FSP Royal Ridge Corp.
FSP Collins Crossing Corp.
FSP 1441 Main Street Corp.
FSP 1441 Main Street TRS Corp.
FSP 1441 Main Street LLC
FSP 1441 Main Street Trust.
FSP 380 Interlocken Corp.
FSP 505 Waterford Corp.
FSP 5601 Executive Drive Corp.
FSP 5601 Executive Drive Limited Partnership
FSP 5601 Executive Drive LLC
FSP Blue Lagoon Drive Corp
FSP Blue Ravine Limited Partnership
FSP Centennial Technology Center Corp.

FSP Eldridge Green Corp.
FSP Eldridge Green Limited Partnership
FSP Eldridge Green LLC
FSP Galleria North Limited Partnership
FSP Galleria North LLC
FSP Greenwood Plaza Corp.
FSP Highland Place I Corp.
FSP Innsbrook Corp.
FSP Park Ten Development Corp.
FSP Protective TRS Corp.
FSP River Crossing Corp.
FSP Satellite Place Corp.
FSP Willow Bend Office Center Corp.
FSP Willow Bend Office Center LP

                                    EXHIBIT E

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                            Dated: ____________, 2005

      Reference is made to the Second Amended and Restated Loan Agreement, dated as of August 16, 2005 (as amended and in effect from time to time, the "Loan Agreement"), by and between Franklin Street Properties Corp, and the additional entities listed from time to time on Schedule 2 to the Loan Agreement, having an address at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880-6210 ("Borrower"), CITIZENS BANK OF MASSACHUSETTS and the other lending institutions which may become parties to the Loan Agreement (the "Lenders"), and CITIZENS BANK OF MASSACHUSETTS as agent for itself and such other lending institutions (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

      __________________________________ (the "Assignor") and ______________
(the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______________% interest in and to all of the Assignor's rights and obligations under the Loan Documents as of the Effective Date (as hereinafter defined). The amount of the Assignor's Commitment being purchased by and assigned to the Assignee as of the Effective Date is $_______________.

            2. The Assignor (i) represents that as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is 100%, and the outstanding balance of the Loan owing to the Assignor under the Note held by the Assignor (unreduced by any assignments thereof which have not yet become effective) is $_______________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their obligations, or the performance or observance by the

      Borrower, or any other person primarily or secondarily liable in respect of any of the obligations under any of the Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches the Note delivered to it under the Loan Agreement and requests that the Borrower exchange such Note for a new Note payable to each of the Assignor and the Assignee as follows:

      Note Payable to the Order of:                 Amount of Note

        ____________________                       ($_______________)

        ____________________                       ($_______________)

            3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Documents, together with copies of the most recent financial statements delivered pursuant to the Loan Agreement and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents;
      (vi) agrees that it will perform all the obligations which by the terms of the Loan Documents are required to be performed by the Assignee as a Lender in accordance with the terms of the Loan Documents; and (vi) specifies as to its address for notices the office set forth beneath its name on the signature page hereof.

            4. The effective date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording in the Register by the Agent. Upon such recordation, and prior to such assignment being effective the Assignee shall pay the Agent (for the Agent's own account) a registration fee in the sum of $3,500.00.

            5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Loan Documents assigned hereunder relinquish its future rights and be released from its future obligations under the Loan Documents but shall remain liable for all obligations which arose prior to such assignment.

            6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and obligations assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

            7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                         "Assignor"


                                         ------------------------


                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


                                         "Assignee"


                                         ------------------------------


                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


                        Notice Address:
                                         --------------------------------
                                         --------------------------------
                                         --------------------------------
                                         Attn:
                                               --------------------------
                                         Telephone No. :
                                         Telecopier No.:

                                    EXHIBIT F


                       Lenders' Commitment and Percentage


                         Citizens Bank of Massachusetts
                            $70,000,000.00 - 46.667%

                              Bank of America, N.A.
                              $60,000,000.00 - 40%

                            Chevy Chase Bank, F.S.B.
                            $20,000,000.00 - 13.333%

                      Exhibit for Borrowing Base Properties

Borrowing Base Property Name           Subsidiary name
----------------------------           ---------------

Essex Lane Apartments                  Essex Lane Associates Limited Partnership

Silverside Plantation Apartments       FSP Silverside Plantation Limited
                                       Partnership

Gael Apartments                        FSP Gael Apartments Limited Partnership

Merrywood Apartments                   FSP Merrywood Apartments Limited
                                       Partnership

North Andover Office Park              FSP North Andover Office Park Limited
                                       Partnership

Park Seneca                            FSP Park Seneca Limited Partnership

Santa Clara                            FSP Santa Clara Limited Partnership

Piedmont Center                        FSP Piedmont Center Limited Partnership

Hillview                               FSP Hillview Center Limited Partnership

Telecom Business Center                FSP Telecom Business Center Limited
                                       Partnership

Forest Park                            FSP Forest Park IV NC Limited Partnership

Southfield Centre                      FSP Southfield Centre Limited Partnership

Austin (aka Canyon Hills)              FSP Austin N.W. Limited Partnership

Gateway Crossing                       FSP Gateway Crossing Limited Partnership

Lyberty Way                            FSP Lyberty Way Limited Partnership

Park Ten                               FSP Park Ten Limited Partnership

Montague Business Center Corp.         FSP Montague Business Center Corp.

Addison Circle Corp.                   FSP Addison Circle Corp.

Royal Ridge Corp.                      FSP Royal Ridge Corp.

Collins Crossing Corp.                 FSP Collins Crossing Corp.

Goldentop Technology Center            FSP Goldentop Technology Center Limited
                                       Partnership

One Technology Drive                   One Technology Drive Limited Partnership

Bollman Place                          FSP Bollman Place Limited Partnership


Properties held directly by the REIT   Properties held directly by the REIT
------------------------------------   ------------------------------------

Centennial Park                        Centennial

Meadow Point                           Meadow Point

Timberlake                             Timberlake

Timberlake East                        Timberlake East

Federal Way                            Federal Way

Fair Lakes                             Fair Lakes

Northwest Point                        Northwest Point

Plaza Ridge                            Plaza Ridge


                                       -2-